SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  June 15, 1999

                              FALCON PRODUCTS, INC.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                          1-11577                  43-0730877
---------------------                ------------             ---------------
(State or Other Jurisdiction          (Commission              (IRS Employer
   of Incorporation)                  File Number)           Identification No.)


9387 Dielman Industrial Drive, St. Louis, Missouri               63132
---------------------------------------------------           ------------
(Address of Principal Executive Offices)                       (Zip Code)

                                 (314) 991-9200
                          -----------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable.
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On June 28, 1999, the Registrant filed a current report on Form 8-K and reported under Item 2, among other things, that (i) on June 15, 1999, SY Acquisition, Inc., a wholly-owned subsidiary of the Registrant (the "Purchaser"), completed its cash tender offer for all of the outstanding shares of the common stock of Shelby Williams Industries, Inc. ("Shelby Williams"); and
(ii) on June 18, 1999, the Purchaser merged with and into Shelby Williams. Pursuant to Item 7(a)(4), the Registrant did not include the requisite financial statements with that report on Form 8-K. Item 7 herein supplements the earlier filing by providing the required financial statements and the pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS

         (a)(1) Financial Statements of Registrant

         The following financial statements of Falcon Products, Inc. are listed below and made a part hereof:

         Report of Independent Public Accountants

         Consolidated Statements of Earnings for the years ended October 31, 1998, November 1, 1997 and November 2, 1996

         Consolidated  Balance  Sheets,  as of October 31, 1998 and  November 1,
         1997

         Consolidated Statements of Stockholders' Equity for the years ended October 31, 1998, November 1, 1997 and November 2, 1996

         Consolidated Statements of Cash Flows for the years ended October 31, 1998, November 1, 1997 and November 2, 1996

         Notes to Consolidated Financial Statements

         Consolidated Statements of Earnings for the thirteen and twenty-six weeks ended May 1, 1999 and May 2, 1998 (Unaudited)

         Consolidated Balance Sheets, as of May 1, 1999 (Unaudited) and October 31, 1998

         Consolidated Statements of Stockholders' Equity for the twenty-six weeks ended May 1, 1999 and May 2, 1998 (Unaudited)

         Consolidated Statements of Cash Flows for the twenty-six weeks ended May 1, 1999 and May 2, 1998 (Unaudited)

         Notes to Unaudited Consolidated Financial Statements-- twenty-six weeks ended May 1, 1999

         (a)(2) Financial Statements of Business Acquired

         The following financial statements of Shelby Williams Industries, Inc. are listed below and made a part hereof:

         Report of Independent Auditors

         Consolidated Statements of Income for the years ended December 31, 1998, 1997 and 1996

         Consolidated Balance Sheets as of December 31, 1998 and 1997

         Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996

         Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998, 1997 and 1996

         Notes to Consolidated Financial Statements

         Consolidated Statements of Income for the three months ended March 31, 1999 and 1998 (Unaudited)

         Consolidated Balance Sheets as of March 31, 1999 (Unaudited) and December 31, 1998

         Consolidated Statements of Cash Flows for the three months ended March 31, 1999 and 1998 (Unaudited)

         Notes to Unaudited Consolidated Financial Statements

         (b) Pro Forma Financial Information

         The following pro forma financial information for Falcon Products, Inc. are listed below and made a part hereof:

         Unaudited Pro Forma Combined Balance Sheet as of May 1, 1999

         Notes to Unaudited Pro Forma Combined Balance Sheet

         Unaudited Pro Forma Combined Statement of Operations for the last twelve months ended May 1, 1999

         Unaudited Pro Forma Combined Statement of Operations for the Twenty-Six Weeks ended May 1, 1999

         Unaudited Pro Forma Combined Statements of Operations for fiscal year ended October 31, 1998

         Notes to Unaudited Pro Forma Combined Statements of Operations

         (c) Exhibits

         The following Exhibits are filed with this Report:

         Exhibit No.    Document
         -----------    --------

           23.1         Consent of Arthur Andersen LLP

           23.2         Consent of Ernst & Young LLP

                    Report of Independent Public Accountants


To Falcon Products, Inc.:


         We have audited the accompanying consolidated balance sheets of FALCON PRODUCTS, INC. (a Delaware corporation) and subsidiaries as of October 31, 1998 and November 1, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three fiscal years in the period ended October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Products, Inc. and subsidiaries as of October 31, 1998 and November 1, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended October 31, 1998, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

St. Louis, Missouri
December 15, 1998


                              FALCON PRODUCTS, INC.

                       Consolidated Statements of Earnings

         For the Years Ended October 31, 1998, November 1, 1997, and November 2,
1996


 (In thousands, except per share data)                               1998        1997      1996
                                                                ----------  ----------  ---------

Net sales.....................................................    $143,426    $113,010   $100,702
Cost of sales, including nonrecurring items...................     103,067      79,507     69,125
Special and nonrecurring items................................         271       3,700        --
                                                                -----------   --------   -------
Gross margin..................................................      40,088      29,803     31,577
Selling, general and administrative expenses..................      29,482      22,044     20,469
                                                                ----------- ---------- ----------

Operating profit..............................................      10,606       7,759     11,108
Interest income (expense), net; including interest
   income of $264, $228 and  $263, respectively...............        (619)        139         95
Minority interest in consolidated subsidiary..................           64         47         89
                                                                  ---------   --------   --------

Earnings from continuing operations before income taxes.......      10,051       7,945     11,292
Income tax expense............................................       3,701       3,019      4,291
                                                                  ---------   --------   --------

Net earnings from continuing operations.......................       6,350       4,926      7,001
Discontinued operations, net of tax...........................          --         938      1,432
Gain on sale of discontinued operations, net of tax...........          --       6,770        --
                                                                  ---------   --------   -------
Net earnings..................................................    $  6,350    $ 12,634   $  8,433
                                                                  ========-   ========   ========

Earnings per share - Basic:
     Continuing operations....................................  $      .69  $      .51 $      .73
     Discontinued operations..................................          --         .10        .15
     Gain on sale of discontinued operations..................          --         .70        --
                                                                  ---------   --------   -------
     Net earnings per share...................................    $    .69   $    1.31   $    .88
                                                                  =========   ========   ========

Earnings per share - Diluted:
     Continuing operations....................................    $    .68    $    .50   $    .71
     Discontinued operations..................................          --         .09        .15
     Gain on sale of discontinued operations..................          --         .69        --
                                                                  ---------   --------   -------

     Net earnings per share...................................    $    .68    $   1.28   $    .86
                                                                  =========   ========   ========


          See accompanying notes to consolidated financial statements.

                              FALCON PRODUCTS, INC.

                           Consolidated Balance Sheets
                     October 31, 1998, and November 1, 1997

 (In thousands, except per share data)                         1998      1997
                                                           ---------   ------

Assets
Current assets:
     Cash and cash equivalents..........................   $   5,186   $ 16,294
     Accounts receivable, less allowances of $672
       and $337, respectively...........................      22,683     18,625
     Inventories, net...................................      24,877     22,687
     Prepayments and other current assets...............       3,081      3,732
                                                           ----------  --------
          Total current assets..........................      55,827     61,338
                                                           ----------  --------

Property, plant and equipment:
     Land                                                      2,116      2,731
     Buildings and improvements.........................      11,395     12,347
     Machinery and equipment............................      32,154     26,360
                                                           ---------   --------
                                                              45,665     41,438
     Less accumulated depreciation......................      18,167     16,227
                                                           ----------  --------

          Net property, plant and equipment.............      27,498     25,211
                                                           ---------   --------
Other assets, net of accumulated amortization:
     Goodwill...........................................      23,243      9,454
     Other                                                     5,406      3,354
                                                           ----------  --------
Total other assets......................................      28,649     12,808
                                                           ----------  --------
     Total Assets.......................................  $  111,974  $  99,357
                                                           ========== =========

Liabilities and Stockholders' Equity Current
   liabilities:
     Accounts payable...................................   $  11,695   $ 10,458
     Accrued liabilities................................       6,769     10,716
     Current maturities of long-term debt...............       1,607      1,473
                                                           ----------  --------

          Total current liabilities.....................      20,071     22,647
Long-term obligations:
     Long-term debt.....................................      17,208        321
     Pension liability..................................          --         96
     Deferred income taxes..............................         876      2,155
     Minority interest in consolidated subsidiary.......         810        874
     Other                                                     1,063         --
                                                           ----------  --------
          Total liabilities.............................      40,028     26,093
                                                           ----------  --------
Stockholders' equity:
     Common stock, $.02 par value: authorized
       20,000,000 shares; issued 9,915,117..............         198        198
     Additional paid-in capital.........................      47,376     47,376
     Treasury stock, at cost (992,777 and 477,512
       shares, respectively)............................     (13,557)    (6,855)
     Cumulative translation adjustments.................         (19)      (727)
     Retained earnings..................................      37,948     33,272
                                                           ---------   --------

          Total stockholders' equity....................      71,946     73,264
                                                           ----------  --------
Total Liabilities and Stockholders' Equity..............  $  111,974  $  99,357
                                                           =========  =========

          See accompanying notes to consolidated financial statements.


                              FALCON PRODUCTS, INC.

                    Consolidated Statements of Stockholders'
 Equity For the Years Ended October 31, 1998, November 1, 1997, and November 2, 1996

                                                     Additional              Cumulative                 Total
                                             Common   Paid-in    Treasury   Translation   Retained  Stockholders'
(In thousands)                                Stock   Capital      Stock    Adjustments   Earnings      Equity
                                             ------  ----------  --------   -----------   --------  ------------

Balance, October 28, 1995..................    $ 191  $ 42,761      $ (135)       $ 182    $15,308     $ 58,307
     Net earnings..........................       --        --          --           --      8,433        8,433
     Cash dividends........................       --        --          --           --       (958)        (958)
     Issuance of stock to Employee
        Stock Purchase Plan................       --       195         533           --         --          728
     Exercise of employee incentive
        stock options......................        2       355         864           --       (553)         668
     Compensation expense under non-
        qualified stock options............       --         7          --           --         --            7
     Tax benefit of stock options..........       --       647          --           --         --          647
     Translation adjustments...............       --        --          --           92         --           92
     Cancellation of restricted stock......       --       (19)         --           --         19           --
     Amortization of restricted stock......       --        --          --           --         24           24
     Treasury stock purchases..............       --        --      (2,791)          --         --       (2,791)
     Issuance of stock for acquisition.....        5     3,314          --           --         --        3,319
                                            -------- ----------   ---------   ----------   -------- -----------
Balance, November 2, 1996..................      198    47,260      (1,529)         274     22,273       68,476
     Net earnings..........................       --        --          --           --     12,634       12,634
     Cash dividends........................       --        --          --           --     (1,348)      (1,348)
     Issuance of stock to Employee
        Stock Purchase Plan................       --         8         893           --         --          901
     Exercise of employee incentive
        stock options......................       --        --         624           --       (314)         310
     Tax benefit of stock options..........       --       103          --           --         --          103
     Translation adjustments...............       --        --          --       (1,001)        --       (1,001)
     Amortization of restricted stock......       --        --          --           --         27           27
     Treasury stock purchases..............       --        --      (7,202)          --         --       (7,202)
     Issuance of stock for acquisition.....       --         5         359           --         --          364
                                            --------  ---------  ---------   ----------    -------    ---------

Balance, November 1, 1997..................      198    47,376      (6,855)        (727)    33,272       73,264
     Net earnings..........................       --        --          --           --      6,350        6,350
     Cash dividends........................       --        --          --           --     (1,457)      (1,457)
     Issuance of stock to Employee
        Stock Purchase Plan................       --        --          31           --         --           31
     Exercise of employee incentive
        stock options......................       --        --         323           --       (217)         106
     Translation adjustments...............       --        --          --          708         --          708
     Treasury stock purchases..............       --        --      (7,473)          --         --       (7,473)
     Issuance of stock for acquisition.....       --        --         417           --         --          417
                                            - ------  ---------  ----------   ----------   -------- -----------
Balance, October 31, 1998..................  $   198  $  47,376  $ (13,557)  $      (19)  $  37,948  $    71,946
                                             =======  =========  =========   ==========   =========  ===========



          See accompanying notes to consolidated financial statements.


                              FALCON PRODUCTS, INC.

                      Consolidated Statements of Cash Flows
  For the Years Ended October 31, 1998, November 1, 1997, and November 2, 1996

 (In thousands)                                                1998       1997      1996
                                                            ----------------------------
Cash flows from operating activities:
Net earnings                                                 $  6,350  $ 12,634  $  8,433
Adjustments to reconcile net earnings to cash
  provided by operating activities:
     Gain on sale of discontinued operations...............        --    (6,770)       --
     Earnings from discontinued operations.................        --      (938)   (1,432)
     Depreciation and amortization.........................     3,753     4,230     3,816
     Special and nonrecurring items, net...................     3,521        --        --
     Translation adjustments during year...................       708    (1,001)       92
     Tax benefit of stock option exercises.................        --       103       647
     Compensation expense under stock and option plans.....        --        27        31
     Deferred income tax provision.........................     1,768      (978)      819
     Minority interest in consolidated subsidiary..........       (64)      (47)      (89)

     Change in assets and liabilities:
          Accounts receivable, net.........................      (595)   (3,346)    1,472
          Inventories......................................    (4,695)   (3,055)   (3,941)
          Prepayments and other current assets.............       587      (438)     (464)
          Other assets, net................................    (2,490)     (944)   (1,443)
          Accounts payable.................................    (1,845)    3,264      (172)
          Accrued liabilities..............................    (6,215)      763    (1,203)
          Other liabilities................................      (156)       --        --
                                                             ---------  --------  -------
          Cash provided by continuing operations...........       627     3,504     6,566
          Cash provided by (used in) discontinued
            operations.....................................        --       (99)      867
                                                             ---------  --------  -------
          Cash provided by operating activities............       627     3,405     7,433
                                                             ---------  --------  -------

Cash flows from investing activities:
     Additions to property, plant and equipment, net.......    (6,594)   (3,807)   (4,449)
     Proceeds from sale of discontinued operations.........        --    17,711        --
     Net proceeds from sale of building....................     5,170        --        --
     Cost of businesses acquired (including working
        capital at acquisition of
        $564 in 1998 and $165 in 1996).....................   (15,962)       --    (1,189)
                                                             ---------  --------  --------

          Cash provided by (used in) investing activities..   (17,386)   13,904    (5,638)
                                                             ---------  --------  --------

Cash flows from financing activities:
     Common stock issuances................................       137     1,575     1,396
     Treasury stock purchases..............................    (7,473)   (7,202)   (2,791)
     Cash dividends........................................    (1,457)   (1,348)     (958)
     Additions to (repayment of) long-term debt, net.......    14,777       389      (634)
     Change in pension liability...........................      (333)     (143)      (64)
                                                             ---------  --------  --------

          Cash provided by (used in) financing activities..     5,651    (6,729)   (3,051)
                                                             ---------  --------  --------

Increase (decrease) in cash and cash equivalents...........   (11,108)   10,580    (1,256)
Cash and cash equivalents - beginning of period............    16,294     5,714     6,970
                                                             ---------  --------  -------

Cash and cash equivalents - end of period..................  $  5,186   $16,294   $ 5,714
                                                             =========  ========  =======

Supplemental cash flow information:
     Cash paid for interest................................  $    728   $    91   $   121
                                                             =========  ========  =======

     Cash paid for taxes...................................  $  5,329   $ 4,841   $ 3,809
                                                             =========  ========  =======


                              FALCON PRODUCTS, INC.

                   Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Falcon Products, Inc. and its subsidiaries (the Company). All significant intercompany balances and transactions are eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fiscal Year

         The Company's fiscal year ends on the Saturday closest to October 31. Fiscal years 1998 and 1997 ended October 31, 1998 and November 1, 1997, respectively, and included 52 weeks. Fiscal year 1996 ended on November 2, 1996, and included 53 weeks. References to years relate to fiscal years rather than calendar years.

Nature of Business

         The principal products manufactured and sold by the Company are pedestal table bases, table tops, metal and wood chairs, booths, millwork and casegoods. The Company's sales are primarily to the food service, contract furniture, hospitality, government and healthcare markets. The Company considers its operations a single industry segment.

         The Company operates factories in Mexico through wholly-owned subsidiaries which produce all of its table base casting requirements and wood chair frames and casegood products for the hospitality industry. Substantially all of the sales of these subsidiaries are to the parent company and are eliminated in consolidation. The Company has a manufacturing facility in the Czech Republic, Falcon Mimon, a.s., which manufactures and sells chair frames and fully finished wood chairs throughout Europe and in North America. In addition, the Company operates Howe Europe a/s, in Middelfart, Denmark, which markets, assembles and distributes tables and chairs to the European contract/office market. Sales from foreign operations and export sales from domestic facilities were $13.6 million, $9.3 million and $10.9 million in 1998, 1997 and 1996, respectively.

Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Substantially all of the Company's cash equivalents are denominated in U.S. dollars and therefore the effect of exchange rate changes on cash balances was not significant during any of the years presented.


Inventories

         Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventories at October 31, 1998, and November 1, 1997, consist of the following:

      (In thousands)                       1998       1997
                                         -------   -------

      Raw materials...............       $18,174   $17,579
      Work in process.............         5,288     4,320
      Finished goods, net.........         1,415       788
                                        --------  --------
                                        $ 24,877  $ 22,687
                                       ========= =========

                              FALCON PRODUCTS, INC.

Property, Plant and Equipment

         Investments in property, plant and equipment are recorded at cost. Improvements are capitalized, while repair and maintenance costs are charged to operations. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts; gains or losses are included in operations.

         Depreciation, including the amortization of assets recorded under capital leases, is computed by use of the straight-line method over estimated service lives. Principal service lives are: buildings and improvements - 5 to 40 years; machinery and equipment - 3 to 13 years.

         Certain of the Company's assets were acquired through long-term lease obligations financed principally by Industrial Development Revenue Bonds. These leases represent installment purchases. Accordingly, the assets are recorded at cost and the related obligations are included in long-term obligations as mortgages payable.

Long-lived Assets

         Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. The Company has assessed the recoverability of long-lived assets, including intangible assets, and has determined that no impairment loss need be recognized for applicable assets of continuing operations.

Other Assets

         Other assets consist of the following at October 31, 1998, and November 1, 1997:

(In thousands)                                          1998        1997
                                                      ---------  -------
Goodwill, net of accumulated amortization
  of $2,285 and $1,481..............................    $23,243   $ 9,454
Deferred catalog costs, net of accumulated
  amortization of $965 and $318.....................      2,241     1,226
Other, net of accumulated amortization
   of $1,127 and $544...............................      3,165     2,128
                                                      ---------  --------
                                                      $  28,649  $ 12,808
                                                     ========== =========

         Goodwill represents the excess of cost over fair value of net assets acquired at the date of acquisition. Goodwill is amortized on a straight-line basis over thirty to forty years. Deferred debt issue costs are amortized on a straight-line basis over the original life of the respective debt issue, approximately three years. The cost of the design, production and distribution of sales catalogs and reprints thereof is being amortized on a straight-line basis over two to five years.

Pension Plan

     The Company has a noncontributory defined benefit pension plan covering certain hourly and substantially all domestic salaried personnel. The Company's policy is to fund pension benefits to the extent contributions are deductible for tax purposes and in compliance with federal laws and regulations.

         The Company also has a noncontributory defined benefit pension plan which covered certain employees of Howe Furniture Corporation. Benefits under this plan were curtailed January 1, 1993.

                              FALCON PRODUCTS, INC.

Stock Dividends

         On November 21, 1995, the Board of Directors of the Company declared a 10% stock dividend. The record date of this transaction was December 13, 1995, with a distribution date of January 2, 1996. All information contained in the accompanying Consolidated Financial Statements and these Notes to Consolidated Financial Statements relating to the Company's common stock, including shares outstanding, stock option plans and per share data, has been restated to give effect to the stock dividend discussed above.

Foreign Currency Translation

         The Financial Statements of the Company's non-U.S. subsidiaries are translated into U.S. dollars in accordance with SFAS No. 52. The functional currency for Falcon Mimon, a.s. and Howe Europe a/s has been determined to be the subsidiaries' local currency. As a result, the gain or loss resulting from the translation of its financial statements to U.S. dollars is included as a separate component of stockholders' equity.

         For the Company's Mexican subsidiaries, inventory, prepayments and property are translated at historical exchange rates while other assets and liabilities are translated at current exchange rates. Revenues and expenses are translated at average exchange rates during the year. The resulting translation adjustment is included in selling, general and administrative expenses.

         The net foreign currency translation and transaction losses included in
earnings  for  1998,   1997  and  1996,  were  $737,  $304  and  $235  thousand,
respectively.

Interest Rate Hedge Agreement

         The Company manages fluctuations in interest rates on borrowings under its revolving credit facility by using an interest rate swap agreement. The interest rate swap agreement is accounted for as a hedge of a debt obligation, and accordingly, the net settlement amount is recorded as an adjustment to interest expense in the period incurred.

         The Company's interest rate swap agreement requires the Company to pay a fixed rate and receive a floating rate thereby creating fixed rate debt. The Company's participation in interest rate hedging transactions involves instruments that have a close correlation with its debt, thereby managing risk. The interest rate swap agreement has been designed for hedging purposes and is not held or issued for speculative purposes.

Earnings Per Share

         In 1998, the Company adopted SFAS No. 128, "Earnings Per Share." All per share amounts have been calculated in accordance with SFAS No. 128 using the weighted average number of shares outstanding during each period, adjusted for the impact of common stock equivalents using the treasury stock method when the effect is dilutive. All per share data has been retroactively restated in accordance with SFAS No. 128.

Note 2 - Business Acquisitions

         In March 1998, the Company acquired the stock of Howe Furniture Corporation and its subsidiaries ("Howe") for $16.6 million, and assumed $2.2 million of outstanding long-term debt of Howe. Howe specializes in the design, engineering and marketing of tables for the contract office and hospitality markets. The Company used the purchase method of accounting to record this acquisition. Accordingly, results of operations have been included in the financial statements from the date of acquisition. The excess of the purchase price over amounts assigned to net tangible assets ($13.9 million) was recorded as goodwill.

                              FALCON PRODUCTS, INC.

         In October 1996, the Company acquired certain assets and assumed certain liabilities of The Chair Source for 241,400 newly issued shares of common stock valued at approximately $3.3 million, plus 75,000 shares of common stock to be issued through October 1999, subject to certain contingencies. The Chair Source manufactures wood and upholstered seating and distributes them primarily to the hospitality, lodging and food service markets. The company used the purchase method of accounting to account for this acquisition and recorded goodwill of approximately $2.9 million relating to this acquisition.

         In February 1996, the Company acquired substantially all of the assets and assumed certain liabilities of a manufacturing facility located in Tijuana, Mexico. This facility specializes in manufacturing upscale wood and upholstered seating for the lodging and hospitality markets. The total purchase price for this facility was approximately $500 thousand and was funded by the Company with its available cash reserves. The company used the purchase method of accounting to account for this acquisition and recorded goodwill of approximately $421 thousand relating to this acquisition.

Note 3 - Special and Nonrecurring Items

         During 1998, the Company recorded a pre-tax charge of $4.7 million, $2.9 million after-tax, related to management's decision to discontinue and dispose of the Company's hotel casegoods line of business. The charge entails the writedown of assets, including goodwill, inventories and equipment, associated with the product line located in the Tijuana, Mexico facility. Of the total charge, cost of sales includes a $3.3 million charge to write-down the carrying value of inventory. The remaining components of the charge have been reported in special and nonrecurring items in the Consolidated Statement of Earnings and are related to impairment charges and reserves for losses on disposal of certain assets and exit costs for lease termination.

         In 1998, the Company also recorded a $1.3 million pre-tax gain, $0.8 million after-tax, on the sale of the Company's corporate headquarters building during 1998, which is included in special and non-recurring items, in the accompanying Consolidated Statement of Earnings. The Company entered into a two year lease agreement to lease back a portion of the premises, and accordingly, the portion of the total $2.5 million gain representing the present value of the operating lease payments, approximately $1.2 million, was deferred and is included in other liabilities on the accompanying Consolidated Balance Sheet as of October 31, 1998. The deferred gain will be credited to income as a reduction to rent expenses over the term of the lease.

         During the fourth quarter of 1998, the Company recorded an additional pre-tax charge of $0.2 million, $0.1 million after-tax, related to the consolidation of the Company's manufacturing facilities that was announced in 1997.

         During 1997, the Company recorded a pre-tax charge of $3.7 million, $2.3 million after-tax, for special and nonrecurring items. The charges are a result of the consolidation of the Company's manufacturing operations at its Anaheim, California and Belding, Michigan facilities into its City of Industry, California facility and the elimination of several duplicative and nonperforming wood seating product lines. These pre-tax charges are recorded as a separate line in the Consolidated Statements of Earnings and included $3.0 million for costs associated with asset write-downs and dispositions and $0.7 million for exit costs of leased facilities and employee severance and termination costs.


Note 4 - Discontinued Operations

         On September 8, 1997, the Company completed the sale of its William Hodges division (the Hodges Division) to Leggett & Platt, Incorporated for approximately $17.7 million. The Hodges Division manufactures wire shelving and kitchen equipment. The sale resulted in a gain of approximately $6.8 million, net of applicable income taxes of $3.8 million.

         The results of the Hodges Division for 1997 through the date of the sale (approximately 10.5 months) and for fiscal year 1996 are classified as discontinued operations in the accompanying consolidated financial statements. Earnings from the discontinued Hodges Division were $938 thousand in 1997 and $1,432 thousand in 1996, net of applicable income taxes of $575 thousand and $877 thousand, respectively. Net revenues from the Hodges Division in 1997 through the date of the sale were $7.8 million. Hodges Division revenues in fiscal year 1996 were $10.3 million.

                              FALCON PRODUCTS, INC.

Note 5 - Rental Expense and Lease Commitments

         The Company leases certain manufacturing facilities and certain office and transportation equipment under non-cancelable lease agreements having an initial term of more than one year and expiring at various dates through the year 2006.

         The future minimum rental commitments due under lease agreements are as follows at October 31, 1998:

                                                            Capital    Operating
      (In thousands)                                        Leases      Leases
                                                            -------    ---------
      1999...........................................       $    61     $ 2,129
      2000...........................................            61       1,411
      2001...........................................            61       1,373
      2002...........................................            61         849
      2003...........................................            61         670
      Later years....................................            61       1,777
                                                            --------    -------
      Total minimum lease payments...................           366     $ 8,209
                                                                        =======
      Less-amount representing interest..............           (45)
                                                            -------
      Present value of minimum lease payments........       $   321
                                                            =======

         Total operating lease and rental expense was approximately $1,622, $1,463 and $953 thousand in 1998, 1997 and 1996, respectively.

Note 6 - Long Term Debt

         Long-term debt consists of the following at October 31, 1998, and November 1, 1997:

(In thousands)                                                 1998        1997
                                                             --------    ------

Revolving line of credit expiring April 22, 2000,
  interest at prime minus 2.0%..........................    $16,935     $    --
Notes payable to a foreign bank, secured by certain
  assets of Falcon Mimon, due in varying monthly
  installments through 1999, interest at LIBOR + 2.5%...      1,559       1,301
Obligations under capital leases, due in annual
  installments through November 16, 2003,
  interest at 4.0%......................................        321         368
Other...................................................         --         125
                                                            -------     -------
                                                             18,815       1,794
Less current maturities.................................      1,607       1,473
                                                            -------     -------
                                                            $17,208     $   321
                                                            =======     =======

         At October 31, 1998, the Company had letters of credit outstanding of approximately $409 thousand relating to insurance reserves and certain foreign purchases.

         In connection with the acquisition of Howe, the Company entered into an unsecured $20.0 million revolving line of credit expiring April 22, 2000. The rate of interest on borrowings under this agreement is, at the Company's option, the Prime Rate, Federal Funds Rate or LIBOR adjusted for a spread based upon the Company's leverage ratio. The variable interest rate was 6.4% at October 31, 1998.

         Under the loan agreements, the Company must comply with certain covenants including, but not limited to, the maintenance of specific ratios and net worth. The Company has complied with the terms of the loan agreements.

                              FALCON PRODUCTS, INC.

         The minimum annual maturities of long-term debt, including capital lease obligations, are: $1,607, $16,985, $52, $54 and $57 thousand in 1999 through 2003, respectively, and $60 thousand thereafter.

         The Company has entered into an interest rate swap agreement with a notional amount of $12.0 million. The notional amount of the interest rate swap does not represent amounts exchanged by the parties and thus, is not a measure of the Company's exposure through its use of the interest rate swap agreement. The amounts exchanged are determined by reference to the notional amount and other terms of the contract.

         Management believes that the seller of the interest rate swap agreement will be able to meet its obligation under the agreement. The Company has policies regarding the financial stability and credit standing of major counterparties. Non-performance by the counterparty is not anticipated nor would it have a material adverse effect on the results of operations or financial position of the Company.

Note 7 - Income Taxes

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" (SFAS No. 109), which requires income taxes to be accounted for using a balance sheet approach known as the liability method. The liability method accounts for deferred income taxes by applying statutory tax rates in effect at the date of the balance sheet to differences between the book and tax basis of assets and liabilities. Adjustments to deferred income taxes resulting from statutory rate changes flow through the tax provision in the year of the change.

     The components of income tax expense are as follows:

      (In thousands)                       1998        1997        1996
                                         -------     --------    ------

      Current:
           Federal..................     $ 1,551     $ 3,587     $ 3,107
           State....................         207         410         365
           Foreign..................         175         --           --
      Deferred......................       1,768        (978)        819
                                         -------     --------    -------

                                         $ 3,701     $ 3,019     $ 4,291
                                         =======     =======-    =======

         The following is a reconciliation between statutory federal income tax expense and actual income tax expense:

      (In thousands)                              1998        1997        1996
                                                --------    --------    ------

      Computed "expected" federal income tax
         expense............................... $ 3,417     $ 2,701     $ 3,852
      Increase (decrease) resulting from:
           State income taxes..................     393         378         452
           Other, net..........................    (109)        (60)        (13)
                                                -------     -------     -------
                                                $ 3,701     $ 3,019     $ 4,291
                                                =======     =======-    =======

                              FALCON PRODUCTS, INC.

         The   significant   components  of  deferred   income  tax  assets  and
liabilities are as follows:

      (In thousands)                                           1998       1997
                                                             -------    ------

      Deferred tax assets:
           Inventories...................................    $   434    $   648
           Reserves and accruals.........................        949      1,505
           Net operating loss carryforward...............        822        --
                                                             --------   -------
                                                               2,205      2,153
                                                             --------   -------
      Deferred tax liabilities:
           Depreciation and other property
             basis differences...........................     (1,153)    (1,558)
           Other.........................................       (158)      (597)
                                                             --------   -------
                                                              (1,311)    (2,155)
                                                             -------    -------
      Net deferred income tax asset (liability)..........    $   894    $    (2)
                                                             =======    =======

         Net current deferred income tax assets are included in prepayments and other current assets in the accompanying Consolidated Balance Sheets. The Company's net operating loss carryforward of $2.2 million expires in 2013. The Company's income tax returns have been examined by the Internal Revenue Service for fiscal years through 1994.

Note 8 - Stock Option and Stock Purchase Plans

         The Company has an employee incentive stock option plan which allows the Company to grant key employees incentive and nonqualified stock options to purchase up to 1,100,000 shares of the Company's common stock at not less than the market price on the date of grant. Options not exercised accumulate and are exercisable, in whole or in part, in any subsequent period but not later than ten years from the date of grant.

         The Company also has a Non-Employee Director Stock Option Plan, approved by the stockholders, under which the Company annually grants an option to purchase 1,650 shares of common stock to each director who is neither an officer of the Company nor compensated under any employment or consulting arrangements ("Non-Employee Director"). Under the plan, the option exercise price is the fair market value of the Company's common stock on the date of the grant and the options are exercisable, on a cumulative basis, at 20% per year commencing on the date of the grant.

         The Non-Employee Director Stock Option Plan was amended in December 1998 to increase the number of shares underlying the options granted from 1,650 to 2,000.

         The Company accounts for the option plans using APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense has been recognized relating to the stock options.

         Pro forma net earnings and net earnings per common share in the following table were prepared as if the Company had accounted for its stock option plans under the fair market value method of SFAS No. 123, "Accounting for Stock-Based Compensation."

                                                   1998        1997        1996
                                                 --------    --------    ------

      Net earnings - pro forma.................  $ 6,127     $12,446     $ 8,425
                                                 =======     =======     =======
      Net earnings per share - pro forma.......  $   .66     $  1.26     $   .86
                                                 =======     =======     =======

      Weighted-average fair value of options
        granted................................  $  6.64     $  7.39     $  6.54
                                                 =======     =======     =======

                              FALCON PRODUCTS, INC.

         For the pro forma disclosures, the fair value of each option grant is estimated at the date of the grant using an option pricing model with the following assumptions:

                                               1998         1997        1996
                                             --------    --------    --------

      Expected dividend yield...........           1%         .7%         .6%
      Expected stock price volatility...          30%         30%         30%
      Risk-free interest rate...........         5.8%        6.4%        5.8%
      Expected life of option...........     10 years    10 years    10 years

         In 1998, the Company adopted an Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, employees may contribute up to 10% of their gross income to purchase stock of the Company at 85% of the lesser of the fair market value on the grant date or the exercise date.

         During 1997, the Company had a Stock Purchase Plan under which eligible employees could elect to invest up to 10% of salary earned during each pay period and the Company contributed an amount equal to 40% of each participant's contributions. This plan was terminated at the end of fiscal 1997.


         Stock option transactions under the plans for 1998, 1997, and 1996 are summarized below:

                                                  1998                   1997                    1996
                                          --------------------    -------------------     ---------------------
                                           Average      Number     Average    Number      Average      Number
                                            Price     of Shares    Price     of Shares     Price     of Shares
                                           -------    ---------    -------   ---------    -------    ---------
Options outstanding at beginning
   of year............................     $ 10.70     687,892    $  9.35     575,925     $  7.58     766,450
Options granted.......................       14.07     242,550      14.49     168,900       13.04      68,150
Options canceled......................       13.55      37,791      13.16      12,754       10.00      64,348
Options exercised.....................        4.88      21,803       7.01      44,179        3.44     194,327
                                           -------     -------    -------     -------     -------     -------
Options outstanding at end of year....     $ 11.66     870,848    $ 10.70     687,892     $  9.35     575,925
                                           =======     =======    =======     =======     =======     =======
Exercisable at end of year............                 447,663                311,847                 245,346
                                                       =======                =======                 =======

         Stock options outstanding at October 31, 1998:

                                           Options Outstanding                      Options Exercisable
                                 ------------------------------------------      ---------------------------
                                               Remaining        Weighted                        Weighted
                                    Number    Contractual       Average            Number       Average
    Range of Exercise            of Options        Life      Exercise Price      of Options  Exercise Price
    -----------------            ----------   -----------    --------------     -----------  --------------
$   0.50   -   $ 10.00              355,488         4.6     $        9.07        314,733    $       8.99
$  10.00   -   $ 13.00              132,510         6.5     $       11.16         63,620    $      10.96
$  13.00   -   $ 15.00              382,850         8.7     $       14.23         69,310    $      14.37
                                -----------    --------      ------------    -----------    ------------
                                    870,848         6.7     $       11.66        447,663    $      10.10
                                ===========    ========      ============    ===========    ============


                              FALCON PRODUCTS, INC.

Note 9 - Earnings Per Share

         As discussed in Note 1 herein, the Company adopted SFAS No. 128 in 1998. In accordance with SFAS No. 128, the following tables reconcile net earnings from continuing operations and weighted average shares outstanding to the amounts used to calculate basic and diluted earnings per share for each of the years ended 1998, 1997 and 1996.



                                                                                       Per
                                                               Net                    Share
(In thousands, except per share data)                       Earnings     Shares      Amount


For the year ended October 31, 1998
   Net Earnings from Continuing Operations..............    $ 6,350          --     $    --
                                                            =======     =======     =======

   Basic Earnings Per Share
     Earnings available to common stockholders..........    $ 6,350       9,156     $  0.69
     Assumed exercise of options (treasury method)......         --         126          --
                                                            -------     -------     -------

   Diluted Earnings Per Share
     Earnings available to common stockholders..........    $ 6,350       9,282     $  0.68
                                                            =======     =======     =======
For the year ended November 1, 1997
   Net Earnings from Continuing Operations..............    $ 4,926          --     $    --
                                                            =======     =======     =======

   Basic Earnings Per Share
     Earnings available to common stockholders..........    $ 4,926       9,665     $  0.51
     Assumed exercise of options (treasury method)......         --         211          --
                                                            -------     -------     -------


   Diluted Earnings Per Share
     Earnings available to common stockholders..........    $ 4,926       9,876     $  0.50
                                                            =======     =======     =======
For the year ended November 2, 1996
   Net Earnings from Continuing Operations..............    $ 7,001          --     $    --
                                                            =======     =======     =======

   Basic Earnings Per Share
     Earnings available to common stockholders..........    $ 7,001       9,591     $  0.73
     Assumed exercise of options (treasury method)......         --         202          --
                                                            -------     -------     -------


   Diluted Earnings Per Share
           Earnings available to common stockholders.....   $ 7,001       9,793     $  0.71
                                                            =======     =======     =======



         Basic earnings per share was computed by dividing Earnings available to common stockholders by the weighted average shares of common stock outstanding during the year. Diluted Earnings available to common stockholders was determined assuming the options issued and outstanding were exercised as of the first day of the respective year of the grant date. Options to purchase 386,850 shares at a weighted average exercise price of $14.23 per share, 155,400 shares at a weighted average exercise price of $14.51 per share and 5,000 shares at a weighted average exercise price of $14.50 were outstanding during 1998, 1997 and 1996, respectively but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common stock. As a result of adoption of SFAS No. 128, the Company restated reported earnings per share for 1997 and 1996. This accounting change had no impact of previously reported per share data.

                              FALCON PRODUCTS, INC.

Note 10 - Pension Plans

         The Company has two noncontributory defined benefit pension plans covering certain hourly and substantially all salaried domestic personnel. In connection with the Howe acquisition, the Company acquired the curtailed pension plan of Howe, whose assets exceed the accumulated benefits. For the Company's non-curtailed plan, normal retirement age is 65, but provision is made for earlier retirement. Benefits are based on 1.5% of average annual compensation for each year of service. Full vesting occurs upon completion of five years of service. Assets of the plan consist entirely of an investment in a group annuity contract with an insurance company.

         The following actuarial assumptions were used in determining the Company's net periodic pension cost and projected benefit obligation:


                                                           1998         1997        1996
                                                         --------     --------    ------

Discount rate.......................................       7.25%        7.25%       7.25%
Rate of salary increase.............................       5.00%        5.00%       5.50%
Expected long-term rate of return on plan assets....       9.00%        9.00%       9.00%

   Net periodic pension cost of the plan, is as follows:

(In thousands)                                             1998         1997        1996
                                                         --------     -------     ------

Service cost - benefits earned during the period.       $   619      $   473     $   421
Interest cost on projected benefit obligation.....          369          279         257
Return on plan assets.............................          704         (641)       (389)
Net total of other components.....................       (1,108)         345         137
                                                        -------      -------     -------
Net periodic pension cost.........................      $   584      $   456     $   426
                                                        =======      =======     =======



   The funded status of the defined benefit pension plans is as follows:

(In thousands)                                                        1998         1998          1997
                                                                   ----------   ----------     -------
                                                                   Plan Whose   Plan Whose
                                                                     Assets     Accumulated
                                                                     Exceed      Benefits
                                                                  Accumulated     Exceed
                                                                    Benefits      Assets
                                                                   ----------   -----------

Vested benefit obligation......................................    $   (1,059)   $  (4,359)   $  (3,643)
Non-vested benefits............................................            --         (380)        (631)
                                                                   ----------   ---------    ---------
Accumulated benefit obligation.................................        (1,059)      (4,739)      (4,274)
Effect of projected future compensation levels.................          (114)        (611)        (467)
                                                                   ---------    ---------    ---------

Projected benefit obligation...................................        (1,173)      (5,350)      (4,741)
Plan assets at fair value......................................         1,438        4,447        4,018
                                                                   ----------   ----------   ----------

Plan assets greater (less) than projected benefit obligation...           265         (903)        (723)
Unrecognized net loss due to past experience different from
   assumptions.................................................            89          676          130
Unrecognized prior service cost................................            --          513          586
Unrecognized net asset.........................................            --          (49)         (89)
                                                                   ----------   ----------   ----------

Prepaid (accrued) pension cost.................................    $      354   $      237   $      (96)
                                                                   ==========   ==========   ==========


                              FALCON PRODUCTS, INC.

Note 11 - Transactions with Related Parties

         Certain of the Company's directors or their affiliates provide various consulting and other professional services to the Company or receive commissions as sales representatives. During 1998, 1997 and 1996, the Company incurred expenses of approximately $222, $99 and $220 thousand, respectively, for such services.

Note 12 - Contingencies

         The Company is subject to various lawsuits and claims with respect to such matters as patents, product liabilities, government regulations, and other actions arising in the normal course of business. In the opinion of management, the ultimate liabilities resulting from such lawsuits and claims will not have a material adverse effect on the Company's financial condition and results of operations.

Note 13 - Domestic and Foreign Subsidiaries

         Following is condensed  consolidating  financial  statements  of Falcon
Products, Inc. and its domestic subsidiaries (Domestic) and Falcon Products, Inc.'s foreign subsidiaries (Foreign):



                                            Consolidating Statement of Earnings
                                            For the Year Ended October 31, 1998

                                                      Total       Total
                                                    Domestic     Foreign  Eliminations     Total
                                                    --------     -------  ------------   --------

Net sales......................................   $  135,742  $   20,665   $  (12,981) $  143,426
Cost of sales, including nonrecurring items....       97,801      18,247      (12,981)    103,067
Special and nonrecurring items.................          271          --           --         271
                                                  ----------  ----------   ----------  ----------

     Gross margin..............................       37,670       2,418           --      40,088
Selling, general and administrative expenses...       27,225       2,257           --      29,482
                                                  ----------  ----------   ----------  ----------

     Operating profit..........................       10,445         161           --      10,606
Minority interest in consolidated subsidiary...           64          --           --          64
Interest income (expense)......................         (546)        (73)          --        (619)
                                                  ----------  ----------   ----------  ----------

     Earnings before income taxes..............        9,963          88           --      10,051
Income tax expense.............................        3,668          33           --       3,701
                                                  ----------  ----------   ----------  ----------

     Net earnings..............................   $    6,295  $       55   $       --  $    6,350
                                                  ==========  ==========   ==========  ==========

                              FALCON PRODUCTS, INC.



                           Consolidating Balance Sheet
                                October 31, 1998

                                                           Total         Total
                                                         Domestic      Foreign  Eliminations    Total
                                                         --------      -------  ------------   --------

Assets
Cash and cash equivalents.............................  $    3,666   $    1,520  $       --  $    5,186
Accounts receivable...................................      20,472        2,211          --      22,683
Inventories, net......................................      20,922        3,955          --      24,877
Other assets                                                 2,760          321          --       3,081
                                                        ----------   ----------  ----------  ----------

          Total current assets........................      47,820        8,007          --      55,827
Property plant and equipment, net.....................      18,362        9,136          --      27,498
Investment in subsidiaries............................       7,150           --      (7,150)         --
Goodwill and other assets.............................      28,649           --          --      28,649
                                                        ----------   ----------  ----------  ----------

          Total assets................................  $  101,981   $   17,143  $   (7,150) $  111,974
                                                        ==========   ==========  =========== ==========

Liabilities and Stockholders' Equity
Current liabilities...................................  $   16,143   $    3,928  $       --  $   20,071
Long-term debt........................................      17,208           --          --      17,208
Other long-term liabilities...........................       2,749           --          --       2,749
Intercompany payable (receivable).....................      (6,065)       6,065          --          --
                                                       ------------  ----------  ----------  ----------

          Total liabilities...........................      30,035        9,993          --      40,028
                                                        ----------   ----------  ----------  ----------

Stockholders' equity
     Common stock.....................................         198        6,446      (6,446)        198
     Additional paid-in capital.......................      47,376          925        (925)     47,376
     Treasury stock...................................     (13,557)          --          --     (13,557)
     Cumulative translation adjustment................         (19)          --          --         (19)
     Retained earnings................................      37,948         (221)        221      37,948
                                                        ----------   ----------- ----------  ----------

          Total stockholders' equity..................      71,946        7,150      (7,150)     71,946
                                                        ----------   ----------  ----------- ----------

          Total liabilities and stockholders' equity.   $  101,981   $   17,143  $   (7,150) $  111,974
                                                        ==========  =========== ============ ==========


                              FALCON PRODUCTS, INC.



                      Consolidating Statement of Cash Flows
                       For the Year Ended October 31, 1998

                                                              Total       Total
                                                            Domestic     Foreign    Eliminations   Total
                                                            --------     -------    ------------   -----
Net cash provided by (used in) operating activities......  $     (452) $    1,079   $       --  $      627
                                                           ----------  ----------   ----------  ----------

Cash flows from investing activities
     Acquisition, net of cash............................     (16,457)        495           --     (15,962)
     Additions to property, plant and equipment, net.....        (845)       (579)          --      (1,424)
                                                           ----------  ----------   ----------  ----------

          Net cash used in investing activities..........     (17,302)        (84)          --     (17,386)
                                                           ----------  ----------   ----------  ----------

Cash flows from financing activities:
     Common stock issuance...............................         137          --           --         137
     Treasury stock purchases............................      (7,473)         --           --      (7,473)
     Cash dividends......................................      (1,457)         --           --      (1,457)
     Additions to (repayment of) long-term debt, net.....      14,777          --           --      14,777
     Change in pension liability.........................        (333)         --           --        (333)
                                                          -----------  ----------   ----------  ----------

          Net cash provided by financing activities......       5,651          --           --       5,651
                                                           ----------  ----------   ----------  ----------

          Net change in cash and cash equivalents........  $  (12,103) $      995   $       --  $  (11,108)
                                                           ==========  ==========   ========== ===========



                                            Consolidating Statement of Earnings
                                            For the Year Ended November 1, 1997

                                                              Total       Total
                                                            Domestic     Foreign   Eliminations    Total
                                                            --------     -------   ------------    -----

Net sales...........................................       $  109,105  $   13,917  $  (10,012)  $  113,010
Cost of sales, including nonrecurring items.........           76,003      13,516     (10,012)      79,507
     Special and nonrecurring items.................            3,700          --          --        3,700
                                                           ---------- -----------  ----------   ----------

     Gross margin...................................           29,402         401          --       29,803
Selling, general and administrative expenses........           21,797         247          --       22,044
                                                           ----------  ----------  ----------   ----------

     Operating profit...............................            7,605         154          --        7,759
Minority interest in consolidated subsidiary........               47          --          --           47
Interest income (expense)...........................                         (154)         --          139
                                                           ----------  ----------  ----------   ----------

     Earnings before income taxes...................            7,945          --          --        7,945
Income tax expense..................................            3,019          --          --        3,019
                                                           ----------  ----------  ----------   ----------

     Net earnings from continuing operations........       $    4,926  $       --  $       --   $    4,926
                                                           ==========  ==========  ==========   ==========


                              FALCON PRODUCTS, INC.


                           Consolidating Balance Sheet
                                November 1, 1997

                                                           Total        Total
                                                         Domestic      Foreign  Eliminations     Total
                                                         --------      -------  ------------     -----
Assets
Cash and cash equivalents.............................  $   15,769   $      525  $       --  $   16,294
Accounts receivable...................................      17,986          639          --      18,625
Inventories, net......................................      18,638        4,049          --      22,687
Other assets .........................................       3,241          491          --       3,732
                                                        ----------   ----------  ----------  ----------

          Total current assets........................      55,634        5,704          --      61,338
Property plant and equipment, net.....................      16,780        8,431          --      25,211
Investment in subsidiaries............................       5,527           --      (5,527)         --
Goodwill and other assets.............................      12,808           --          --      12,808
                                                        ----------   ----------  ----------  ----------

          Total assets................................  $   90,749   $   14,135  $   (5,527) $   99,357
                                                        ==========   ==========  ==========  ==========

Liabilities and Stockholders' Equity
Current liabilities...................................  $   20,465   $    2,182  $       --  $   22,647
Long-term debt........................................         321           --          --         321
Other long-term liabilities...........................       3,125           --          --       3,125
Intercompany payable (receivable).....................      (6,426)       6,426          --          --
                                                        ----------   ----------  ----------  ----------

          Total liabilities...........................      17,485        8,608          --      26,093
                                                        ----------   ----------  ----------  ----------

Stockholders' equity
     Common stock.....................................         198        5,726      (5,726)        198
     Additional paid-in capital.......................      47,376           77         (77)     47,376
     Treasury stock...................................      (6,855)          --          --      (6,855)
     Cumulative translation adjustment................        (727)          --          --        (727)
     Retained earnings................................      33,272         (276)        276      33,272
                                                        ----------   ----------  ----------  ----------

          Total stockholders' equity..................      73,264        5,527      (5,527)     73,264
                                                        ----------   ----------  ----------- ----------

          Total liabilities and stockholders' equity..  $   90,749   $   14,135  $   (5,527) $   99,357
                                                        ==========   ==========  ==========  ==========

                              FALCON PRODUCTS, INC.



                      Consolidating Statement of Cash Flows
                       For the Year Ended November 1, 1997

                                                                      Total       Total
                                                                    Domestic     Foreign   Eliminations    Total
                                                                    --------     -------   ------------  -------

Net cash provided by (used in) operating activities.............   $    4,991  $   (1,586) $       --   $    3,405
                                                                   ----------  ----------- ----------   ----------
Cash flows from investing activities:
     Proceeds from sale of discontinued operations..............       17,711          --          --       17,711
     Additions to property, plant and equipment, net............       (3,807)         --          --       (3,807)
                                                                   ----------  ----------  ----------   ----------
          Net cash provided by investing activities.............       13,904          --          --       13,904
                                                                   ----------  ----------  ----------   ----------
Cash flows from financing activities:
     Common stock issuance......................................         (114)      1,689          --        1,575
     Treasury stock purchases...................................       (7,202)         --          --       (7,202)
     Cash dividends.............................................       (1,348)         --          --       (1,348)
     Additions to (repayment of) long-term debt, net............          389          --          --          389
     Change in pension liability................................         (143)         --          --         (143)
                                                                   ----------  ----------  ----------   ----------
          Net cash provided by (used in) financing activities...       (8,418)      1,689          --       (6,729)
                                                                   ----------  ----------  ----------   ----------
          Net change in cash and cash equivalents...............  $    10,477  $      103  $       --   $   10,580
                                                                  ===========  ==========  ==========   ==========


                                            Consolidating Statement of Earnings
                                            For the Year Ended November 2, 1996

                                                                       Total       Total
                                                                     Domestic     Foreign   Eliminations    Total
                                                                     --------     -------   ------------  --------
Net sales..............................................            $   96,838  $   11,446  $   (7,582)  $  100,702
Cost of sales..........................................                65,904      10,803      (7,582)      69,125
                                                                   ----------  ----------  ----------   ----------

     Gross margin......................................                30,934         643          --       31,577
Selling, general and administrative expenses...........                19,757         712          --       20,469
                                                                   ----------  ----------  ----------   ----------

     Operating profit..................................                11,177         (69)         --       11,108
Minority interest in consolidated subsidiary...........                    89          --          --           89
Interest income (expense)..............................                   288        (193)         --           95
                                                                   ----------  ----------  ----------   ----------

     Earnings before income taxes......................                11,554        (262)         --       11,292
Income tax expense.....................................                 4,391        (100)         --        4,291
                                                                   ----------  ----------  ----------   ----------

     Net earnings from continuing operations...........            $    7,163  $     (162) $       --   $    7,001
                                                                   ==========  ==========  ==========   ==========


                              FALCON PRODUCTS, INC.



                                           Consolidating Statement of Cash Flows
                                            For the Year Ended November 2, 1996

                                                                      Total       Total
                                                                    Domestic     Foreign   Eliminations    Total
                                                                    --------     -------   ------------  ---------
Net cash provided by operating activities.......................   $    4,148  $    3,285  $       --   $    7,433
                                                                   ----------  ----------  ----------   ----------

Cash flows from investing activities:
     Acquisition, net of cash...................................       (1,189)         --          --       (1,189)
     Additions to property, plant and equipment, net............         (851)     (3,598)         --       (4,449)
                                                                   ----------  ----------  ----------   ----------

          Net cash used in investing activities.................       (2,040)     (3,598)         --       (5,638)
                                                                   ----------  ----------  ----------   ----------

Cash flows from financing activities:
     Common stock issuance......................................        1,389           7          --        1,396
     Treasury stock purchases...................................       (2,791)         --          --       (2,791)
     Cash dividends.............................................         (958)         --          --         (958)
     Additions to (repayment of) long-term debt, net............         (634)         --          --         (634)
     Change in pension liability................................          (64)         --          --          (64)
                                                                   ----------  ----------  ----------   ----------

          Net cash provided by (used in) financing activities...       (3,058)          7          --       (3,051)
                                                                   ----------  ----------  ----------   ----------

          Net change in cash and cash equivalents...............   $     (950) $     (306) $       --   $   (1,256)
                                                                   ========== ===========  ==========   ==========


                              FALCON PRODUCTS, INC.


Note 14 - Quarterly Financial Information (Unaudited)

 (In thousands, except for share data)                 First      Second       Third     Fourth
                                                     --------    --------    -------    -------
1998
Net sales........................................    $28,060     $33,651     $41,297    $40,418
Special and nonrecurring items...................         --          --         111        160
Gross margin.....................................      8,134       9,525       9,113     13,316
Net earnings.....................................      1,782       1,838         216      2,514
Earnings per share - Diluted:
     Net earnings per share......................    $   .19     $   .20     $   .02    $   .28

                                                       First      Second       Third     Fourth
                                                     -------     -------     -------    -------
1997
Net sales........................................    $26,733     $26,850     $28,570    $30,857
Special and nonrecurring items...................         --          --          --      3,700
Gross margin.....................................      7,658       7,844       8,371      5,930
Net earnings from continuing operations..........      1,688       1,580       1,653          5
Net earnings from discontinued operations........        179         362         397         --
Gain on sale of discontinued operations..........         --          --          --      6,770
Net earnings.....................................      1,867       1,942       2,050      6,775
Earnings per share - Diluted:
     Continuing operations.......................    $   .17     $   .16     $   .17    $    --
     Discontinued operations.....................        .02         .04         .04         --
     Gain on sale of discontinued operations.....         --          --          --        .69
     Net earnings per share......................        .19         .20         .21        .69

                                                       First      Second       Third     Fourth
                                                     -------     -------     -------    -------
1996
Net sales........................................    $23,239     $23,266     $25,228    $28,969
Gross margin.....................................      6,855       7,604       7,619      9,499
Net earnings from continuing operations..........      1,459       1,730       1,699      2,113
Net earnings from discontinued operations........        164         397         346        525
Net earnings.....................................      1,623       2,127       2,045      2,638
Earnings per share - Diluted:
     Continuing operations.......................    $   .15     $   .18     $   .17    $   .22
     Discontinued operations.....................        .02         .04         .04        .05
     Net earnings per share......................        .17         .22         .21        .27



                     FALCON PRODUCTS, INC. AND SUBSIDIARIES

                       Consolidated Statements of Earnings
                                   (Unaudited)

                                                                             Twenty-Six Weeks
                                                   Thirteen  Weeks  Ended          Ended
                                                      May 1,     May 2,      May 1,      May 2,
(In thousands, except per share data)                  1999       1998        1999        1998
                                                     -------    -------     -------     ------
Net sales.......................................     $36,469    $33,651     $71,064     $61,711
Cost of sales...................................      25,797     24,126      50,490      44,052
                                                      ------    -------     -------     -------
     Gross margin...............................      10,672      9,525      20,574      17,659
Selling, general and administrative expenses....       7,220      6,465      13,833      11,813
                                                     -------    -------     -------     -------
     Operating profit...........................       3,452      3,060       6,741       5,846
Interest (expense) income, net..................        (307)       (90)       (596)          7
Minority interest in consolidated subsidiary....           8         19          14          34
                                                     -------    -------     -------     -------
     Earnings before income taxes...............       3,153      2,989       6,159       5,887
Income tax expense..............................       1,183      1,151       2,325       2,267
                                                     -------    -------     -------     -------
     Net earnings...............................     $ 1,970    $ 1,838     $ 3,834     $ 3,620
                                                     =======    =======     =======     =======
Basic and diluted earnings per share:...........     $   .23    $   .20     $   .43     $   .38
                                                     =======    =======     =======     =======







          See accompanying notes to consolidated financial statements.

                     FALCON PRODUCTS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                           May 1,   October 31,
(In thousands, except share data)                           1999        1998
                                                         ---------   -------
                                                         (Unaudited)
Assets
Current assets:
     Cash and cash equivalents........................   $  1,162    $  5,186
     Accounts receivable, less allowances of
       $421 and $672, respectively....................     20,567      22,683
     Inventories......................................     27,761      24,877
     Prepayments and other current assets.............      3,421       3,081
                                                         --------    --------
          Total current assets........................     52,911      55,827
                                                         --------    --------
Property, plant and equipment:
     Land                                                   2,116       2,116
     Buildings and improvements.......................     11,451      11,395
     Machinery and equipment..........................     34,190      32,154
                                                         --------    --------
                                                           47,757      45,665
     Less accumulated depreciation....................    (19,403)    (18,167)
                                                         --------    --------
          Total property, plant and equipment.........     28,354      27,498
                                                         --------    --------
Other assets, net of accumulated amortization:
     Goodwill.........................................     24,749      23,243
     Other   .........................................      5,717       5,406
                                                         --------    --------
          Total other assets..........................     30,466      28,649
                                                         --------    --------
Total Assets                                             $111,731    $111,974
                                                         ========    ========
Liabilities and Stockholders' Equity Current
  liabilities:
     Accounts Payable.................................   $ 10,528    $ 11,695
     Accrued liabilities..............................      5,018       6,769
     Current maturities of long-term debt.............      2,079       1,607
                                                         --------    --------
          Total current liabilities...................     17,625      20,071
Long-term obligations:
     Long-term debt...................................     19,249      17,208
     Deferred income taxes............................        876         876
     Minority interest in consolidated subsidiary.....        796         810
     Other   .........................................        759       1,063
                                                         --------    --------
          Total liabilities...........................     39,305      40,028
                                                         --------    --------
Stockholders' equity:
     Common stock, $.02 par value: authorized
       20,000,000 shares;
        9,915,117 shares issued.......................        198         198
     Additional paid-in capital.......................     47,376      47,376
     Treasury stock, at cost (942,540 and 992,777
       shares, respectively)..........................    (15,685)    (13,557)
     Cumulative translation adjustment................       (196)        (19)
     Retained earnings................................     40,733      37,948
                                                         --------    --------
          Total stockholders' equity..................     72,426      71,946
                                                         --------    --------
Total Liabilities and Stockholders' Equity............   $111,731    $111,974
                                                         ========    ========

          See accompanying notes to consolidated financial statements.

                     FALCON PRODUCTS, INC. AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity
               Twenty-Six Weeks Ended May 1, 1999, and May 2, 1998
                                   (Unaudited)

                                                      Additional               Cumulative                  Total
                                           Common       Paid-in    Treasury    Translation   Retained  Stockholders'
(In thousands)                              Stock       Capital      Stock     Adjustments   Earnings     Equity
                                         -----------  ----------  -----------  ------------ ----------  -----------

Balance, November 1, 1997.............   $      198   $  47,376   $   (6,855)  $     (727)  $  33,272   $   73,264
     Net earnings.....................           --          --           --           --       3,620        3,620
     Exercise of stock options........           --          --          219           --        (139)          80
     Issuance of stock to Employee
        Stock Purchase Plan...........           --          --           30           --          --           30
     Translation adjustments..........           --          --           --         (176)         --         (176)
     Cash dividends...................           --          --           --           --        (734)        (734)
     Treasury stock purchases.........           --          --       (5,900)          --          --       (5,900)
     Issuance of stock for business
        acquisition...................           --          --          243           --          --          243
                                         ----------   ---------   ----------   ----------   ---------   ----------
Balance, May 2, 1998..................   $      198   $  47,376   $  (12,263)  $     (903)  $  36,019   $   70,427
                                         ==========   =========   ==========   ==========   =========   ==========

Balance, October 31, 1998.............   $      198   $  47,376   $  (13,557)  $      (19)  $  37,948   $   71,946
     Net earnings.....................           --          --           --           --       3,834        3,834
     Exercise of stock options........           --          --          139           --         (67)          72
     Issuance of stock to Employee
        Stock Purchase Plan...........           --          --          574           --        (226)         348
     Translation adjustments..........           --          --           --         (177)         --         (177)
     Cash dividends...................           --          --           --           --        (710)        (710)
     Treasury stock purchases.........           --          --       (3,025)          --          --       (3,025)
     Issuance of stock for business
        acquisition...................           --          --          184           --         (46)         138
                                         ----------   ---------   ----------   ----------   ----------  ----------
Balance, May 1, 1999..................   $      198   $  47,376   $  (15,685)  $     (196)  $  40,733   $   72,426
                                         ==========   =========   ==========   ==========   =========   ==========





          See accompanying notes to consolidated financial statements.

                     FALCON PRODUCTS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                          Twenty-Six Weeks Ended
                                                          ----------------------
                                                              May 1,      May 2,
(In thousands)                                                 1999        1998
                                                             --------    ------
Cash flows from operating activities:
     Net earnings                                           $ 3,834     $ 3,620
     Adjustments to reconcile net earnings to net
       cash provided by (used in)
        operating activities:
          Depreciation and amortization...................    1,721       1,823
          Translation adjustments.........................     (177)       (176)
          Minority interest in consolidated subsidiary....      (14)        (34)
          Change in assets and liabilities:
               Accounts receivable, net...................    2,116       2,166
               Inventories................................   (2,884)     (1,429)
               Prepayments and other current assets.......     (340)     (1,127)
               Other assets, net..........................     (221)       (221)
               Accounts payable...........................   (1,167)     (1,082)
               Accrued liabilities........................   (1,751)     (6,510)
               Other liabilities..........................     (304)         --
                                                            --------    -------

          Net cash used in operating activities...........   (1,857)     (2,970)
                                                            -------     -------

Cash flows from investing activities:
     Additions to property, plant and equipment, net......   (1,503)     (3,931)
     Acquisition, net of cash.............................       --     (15,962)
                                                            -------     -------

          Net cash used in investing activities...........   (1,503)    (19,893)
                                                            -------     --------

Cash flows from financing activities:
     Additions to (repayment of) long-term debt, net......    2,513      15,150
     Common stock issuances...............................      558         110
     Cash dividends.......................................     (710)       (734)
     Treasury stock purchases.............................   (3,025)     (5,900)
                                                            --------    --------

          Net cash provided by (used in)
            financing activities..........................     (664)      8,626
                                                            --------    -------

Net decrease in cash and cash equivalents.................   (4,024)    (14,237)
Cash and cash equivalents-beginning of period.............    5,186      16,294
                                                            -------     -------

Cash and cash equivalents-end of period...................  $ 1,162     $ 2,057
                                                            =======     =======

Supplemental Cash Flow Information:
     Cash paid for interest...............................  $   578     $   277
                                                            =======     =======

     Cash paid for income taxes...........................  $ 2,745     $ 9,770
                                                            =======     =======


          See accompanying notes to consolidated financial statements.

                     FALCON PRODUCTS, INC. AND SUBSIDIARIES

              Notes to Unaudited Consolidated Financial Statements
                       Twenty-six Weeks Ended May 1, 1999

Note 1 - Interim Results

         The financial statements contained herein are unaudited. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for fair presentation of the results of the interim periods presented. Reference is made to the footnotes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended October 31, 1998, filed with the Securities and Exchange Commission.

Note 2 - Business Acquisition

         The Company's results for the thirteen and twenty-six weeks ended May 1, 1999 include Howe Furniture Corporation and its subsidiaries ("Howe"). Howe was acquired during March 1998, and therefore Howe's results of operation are not included in the reported results for a portion of the thirteen and twenty-six weeks ended May 2, 1998.

Note 3 - Comprehensive Income

         In June 1997, the Financial Accounting Standards Board adopted Statements of Financial Accounting Standards, "Reporting Comprehensive Income"
(SFAS) No. 130, which is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources; it includes all changes in equity during the period except those resulting from investments by owners and distribution to owners. Comprehensive income is the total of all components of comprehensive income and other comprehensive income, including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under GAAP are excluded from net income. Effective November 1, 1998, the Company adopted SFAS No. 130. For the Company, the only element of other comprehensive income is cumulative translation adjustments, arising from the translation of certain balance sheet accounts from local currency to functional currency. Comprehensive income was $2.1 million and $1.9 million for the thirteen weeks ended May 1, 1999 and May 2, 1998, respectively and $3.7 million and $3.4 million for the twenty-six weeks ended May 1, 1999 and May 2, 1998, respectively.

Note 4 - Subsequent Event

         On May 5, 1999, the Company entered into a merger agreement to acquire all of the outstanding shares of Shelby Williams Industries, Inc. ("Shelby Williams") for $16.50 per share in cash. The aggregate purchase price, including transaction costs, for the outstanding Shelby Williams common stock and the cost of redemption of outstanding Shelby Williams stock options is expected to be approximately $149.3 million. The acquisition will be funded by senior secured credit facilities comprised of a $70 million term loan and a $50 million revolving credit facility in addition to an offering of $100 million of senior subordinated notes (at the closing, it is expected that the outstanding current revolver amount of $19.2 million will be paid off and that the term loan and the notes will be drawn in full and the revolving credit facility will be undrawn.) The Company's domestic subsidiaries will guarantee the notes on a senior subordinated basis.

         The following condensed consolidating financial statements of the Company include the combined accounts of the Company and its domestic subsidiaries and the combined accounts of the foreign subsidiaries. Given the size of the foreign subsidiaries, relative to the Company and its domestic subsidiaries on a consolidated basis, separate financial statements of the respective Company and its domestic subsidiaries are not presented because management has determined that such information is not material in assessing the Company and its domestic subsidiaries.

                     FALCON PRODUCTS, INC. AND SUBSIDIARIES


                                                   Falcon Products, Inc.
                                            Consolidating Statement of Earnings
                                         For the Thirteen Weeks Ended May 1, 1999

                                                      Total       Total
                                                    Domestic     Foreign   Eliminations    Total
                                                    --------     -------   ------------   -------
Net sales.......................................   $   35,161  $    4,472  $   (3,164)  $   36,469
Cost of sales...................................       24,940       4,021      (3,164)      25,797
                                                   ----------  ----------  ----------   ----------
     Gross margin...............................       10,221         451          --       10,672
Selling, general and administrative expenses....        7,179          41          --        7,220
                                                   ----------  ----------  ----------   ----------
     Operating profit...........................        3,042         410          --        3,452
Minority interest in consolidated subsidiary....            8          --          --            8
Interest income (expense).......................         (282)        (25)         --         (307)
                                                   ----------  ----------  ----------   ----------
     Earnings before income taxes...............        2,768         385          --        3,153
Income tax expense..............................        1,095          88          --        1,183
                                                   ----------  ----------  ----------   ----------
     Net earnings...............................   $    1,673  $      297  $       --   $    1,970
                                                   ==========  ==========  ==========   ==========



                                                  Falcon Products, Inc.
                                           Consolidating Statement of Earnings
                                         For the Thirteen Weeks Ended May 2, 1998

                                                      Total       Total
                                                    Domestic     Foreign   Eliminations    Total
                                                    --------     -------   ------------   -------
Net sales.......................................   $   31,525  $    5,145  $   (3,019)  $   33,651
Cost of sales...................................       22,432       4,713      (3,019)      24,126
                                                   ----------  ----------  ----------   ----------
     Gross margin...............................        9,093         432          --        9,525
Selling, general and administrative.............        6,022         443          --        6,465
                                                   ----------  ----------  ----------   ----------
     Operating profit...........................        3,071         (11)         --        3,060
Minority interest in consolidated subsidiary....           19          --          --           19
Interest income (expense).......................          (75)        (15)         --          (90)
                                                   ----------  ----------  ----------   ----------
     Earnings before income taxes...............        3,015         (26)         --        2,989
Income tax expense..............................        1,161         (10)         --        1,151
                                                   ----------  ----------  ----------   ----------
     Net earnings...............................   $    1,854  $      (16) $       --   $    1,838
                                                   ==========  ==========  ==========   ==========



                                                  Falcon Products, Inc.
                                           Consolidating Statement of Earnings
                                       For the Twenty-six Weeks Ended May 1, 1999

                                                      Total       Total
                                                    Domestic     Foreign   Eliminations    Total
                                                    --------     -------   ------------   -------
Net sales.......................................   $   67,786  $    9,606  $   (6,328)  $   71,064
Cost of sales...................................       48,440       8,378      (6,328)      50,490
                                                   ----------  ----------  ----------   ----------
     Gross margin...............................       19,346       1,228          --       20,574
Selling, general and administrative.............       13,306         527          --       13,833
                                                   ----------  ----------  ----------   ----------
     Operating profit...........................        6,040         701          --        6,741
Minority interest in consolidated subsidiary....           14          --          --           14
Interest income (expense).......................         (566)        (30)         --         (596)
                                                   ----------  ----------  ----------   ----------
     Earnings before income taxes...............        5,488         671          --        6,159
Income tax expense..............................        2,168         157          --        2,325
                                                   ----------  ----------  ----------   ----------
     Net earnings...............................   $    3,320  $      514  $       --   $    3,834
                                                   ==========  ==========  ==========   ==========






                                                   Falcon Products, Inc.
                                            Consolidating Statement of Earnings
                                        For the Twenty-six Weeks Ended May 2, 1998

                                                     Total       Total
                                                   Domestic     Foreign   Eliminations    Total
                                                   --------     -------   ------------   -------
Net sales......................................   $   58,201  $    8,957  $   (5,447)  $   61,711
Cost of sales..................................       40,970       8,529      (5,447)      44,052
                                                  ----------  ----------  ----------   ----------

     Gross margin..............................       17,231         428          --       17,659
Selling, general and administrative............       11,304         509          --       11,813
                                                  ----------  ----------  ----------   ----------

     Operating profit..........................        5,927         (81)         --        5,846
Minority interest in consolidated subsidiary...           34          --          --           34
Interest income (expense)......................           45         (38)         --            7
                                                  ----------  ----------  ----------   ----------

     Earnings before income taxes..............        6,006        (119)         --        5,887
Income tax expense.............................        2,312         (45)         --        2,267
                                                  ----------  ----------  ----------   ----------

     Net earnings..............................   $    3,694  $      (74) $       --   $    3,620
                                                  ==========  ==========  ==========   ==========


                                                   Falcon Products, Inc.
                                                Consolidating Balance Sheet
                                                        May 1, 1999

                                                           Total        Total
                                                         Domestic      Foreign  Eliminations      Total
                                                         --------      -------  ------------    -------
Assets
Cash and cash equivalents.............................  $      (31)  $    1,193  $       --  $    1,162
Accounts receivable...................................      18,185        2,382          --      20,567
Inventories  .........................................      22,902        4,859          --      27,761
Other assets .........................................       2,891          530          --       3,421
                                                        ----------   ----------  ----------  ----------

          Total current assets........................      43,947        8,964          --      52,911
Property, plant and equipment, net....................      19,329        9,025          --      28,354
Investment in subsidiaries............................       7,664           --      (7,664)         --
Intangibles and other assets..........................      30,466           --          --      30,466
                                                        ----------   ----------  ----------  ----------

          Total assets................................  $  101,406   $   17,989  $   (7,664) $  111,731
                                                        ==========   ==========  ==========  ==========

Liabilities and Stockholders' Equity
Current liabilities...................................  $   13,056   $    4,569  $       --  $   17,625
Long-term debt........................................      19,249           --          --      19,249
Other long-term liabilities...........................       2,431           --          --       2,431
Intercompany payable (receivable).....................      (5,756)       5,756          --          --
                                                        ----------   ----------  ----------  ----------

          Total liabilities...........................      28,980       10,325          --      39,305
                                                        ----------   ----------  ----------  ----------
Stockholders' equity
     Common stock.....................................         198        6,446      (6,446)        198
     Additional paid-in capital.......................      47,376          925        (925)     47,376
     Treasury stock...................................     (15,685)          --          --     (15,685)
     Cumulative translation adjustment................        (196)          --          --        (196)
     Retained earnings................................      40,733          293        (293)     40,733

          Total stockholders' equity..................      72,426        7,664      (7,664)     72,426
                                                        ----------   ----------  ----------  ----------

          Total liabilities and stockholders' equity.   $  101,406   $   17,989  $   (7,664) $  111,731
                                                        ==========   ==========  ==========  ==========


                                          FALCON PRODUCTS, INC. AND SUBSIDIARIES

                             Notes to Unaudited Consolidated Financial Statements--(Continued)

                                                Consolidating Balance Sheet
                                                     October 31, 1998

                                                           Total       Total
                                                         Domestic     Foreign   Eliminations      Total
                                                         ---------   --------   ------------   --------
Assets
Cash and cash equivalents.............................  $    3,666   $   1,520   $       --  $    5,186
Accounts receivable...................................      20,472       2,211           --      22,683
Inventories, net......................................      20,922       3,955           --      24,877
Other assets                                                 2,760         321           --       3,081
                                                         ---------   ---------   ----------  ----------
          Total current assets........................      47,820       8,007           --      55,827
Property plant and equipment, net.....................      18,362       9,136           --      27,498
Investment in subsidiaries............................       7,150          --       (7,150)         --
Goodwill and other assets.............................      28,649          --           --      28,649
                                                        ----------  ----------   ----------  ----------

          Total assets................................  $  101,981  $   17,143   $   (7,150) $  111,974
                                                        ==========  ==========   ==========  ==========

Liabilities and Stockholders' Equity
Current liabilities...................................  $   16,143  $    3,928   $       --  $   20,071
Long-term debt........................................      17,208          --           --      17,208
Other long-term liabilities...........................       2,749          --           --       2,749
Intercompany payable (receivable).....................      (6,065)      6,065           --          --
                                                        ----------  ----------   ----------  ----------

          Total liabilities...........................      30,035       9,993           --      40,028
                                                        ----------  ----------   ----------  ----------

Stockholders' equity
     Common stock.....................................         198       6,446       (6,446)        198
     Additional paid-in capital.......................      47,376         925         (925)     47,376
     Treasury stock...................................     (13,557)         --           --     (13,557)
     Cumulative translation adjustment................         (19)         --           --         (19)
     Retained earnings................................      37,948        (221)         221      37,948
                                                        ----------  ----------   ----------  ----------

          Total stockholders' equity..................      71,946       7,150       (7,150)     71,946
                                                        ----------  ----------   ----------  ----------

          Total liabilities and stockholders' equity..  $  101,981  $   17,143   $   (7,150) $  111,974
                                                        ==========  ==========   ==========  ==========


                                                   Falcon Products, Inc.
                                           Consolidating Statement of Cash Flows
                                        For the Twenty-six Weeks Ended May 1, 1999

                                                            Total       Total
                                                          Domestic     Foreign   Eliminations      Total
                                                          ---------    --------  ------------   --------
Net cash from operating activities.....................  $   (1,444) $     (413)  $       --  $   (1,857)
                                                         ----------  ----------   ----------  ----------
Cash flows used in investing activities
    Capital expenditures, net..........................      (1,589)         86           --      (1,503)
                                                         ----------  ----------   ----------   ---------
Net cash used in investing activities..................      (1,589)         86           --      (1,503)
                                                         ----------  ----------   ----------   ---------
Cash flows used in financing activities
     Common stock issuance.............................         558          --           --         558
     Treasury stock purchases..........................      (3,025)         --           --      (3,025)
     Cash dividends....................................        (710)         --           --        (710)
     Additions to (repayment of) long-term debt, net...       2,513          --           --       2,513
                                                         ----------  ----------   ----------  ----------
Net cash used in financing activities..................        (664)         --           --        (664)
                                                         ----------  ----------   ----------  ----------
Net change in cash and cash equivalents................  $   (3,697) $     (327)  $       --  $   (4,024)
                                                         ==========  ==========   ==========  ==========




                     FALCON PRODUCTS, INC. AND SUBSIDIARIES

        Notes to Unaudited Consolidated Financial Statements--(Continued)



                                                   Falcon Products, Inc.
                                           Consolidating Statement of Cash Flows
                                        For the Twenty-six Weeks Ended May 2, 1998

                                                            Total       Total
                                                          Domestic     Foreign   Eliminations     Total
                                                          ---------   ---------  ------------   --------
Net cash from operating activities.....................  $   (1,411) $   (1,559)  $       --  $   (2,970)
                                                         ----------  ----------   ----------  ----------
Cash flows used in investing activities
     Acquisition, net of cash..........................     (15,962)         --           --     (15,962)
     Capital expenditures, net.........................      (4,548)        617           --      (3,931)
                                                         ----------  ----------   ----------  ----------

Net cash used in investing activities..................     (20,510)        617           --     (19,893)
                                                         ----------  ----------   ----------  ----------
Cash flows used in financing activities
     Common stock issuance.............................         110          --           --         110
     Treasury stock purchases..........................      (5,900)         --           --      (5,900)
     Cash dividends....................................        (734)         --           --        (734)
     Additions to (repayment of) long-term debt, net...      15,150          --           --      15,150
                                                         ----------  ----------   ----------  ----------

Net cash used in financing activities..................       8,626          --           --       8,626
                                                         ----------  ----------   ----------  ----------

Net change in cash and cash equivalents................  $  (13,295) $     (942)  $       --  $  (14,237)
                                                         ==========  ==========   ==========  ==========


                         Report of Independent Auditors



The Board of Directors and Stockholders
Shelby Williams Industries, Inc.

         We have audited the accompanying consolidated balance sheets of Shelby Williams Industries, Inc., as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shelby Williams Industries, Inc., as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                             /s/ ERNST & YOUNG LLP

January 29, 1999
Atlanta, Georgia


                        SHELBY WILLIAMS INDUSTRIES, INC.

                        Consolidated Statements of Income

                                                      Years Ended December 31,
                                                1998            1997            1996
                                           -------------   -------------   ---------

Net sales................................  $ 165,937,000   $ 157,779,000   $ 149,481,000
Cost of goods sold.......................    126,388,000     120,849,000     114,998,000
Selling, general and administrative
  expenses...............................     22,994,000      22,268,000      22,100,000
                                           -------------   -------------   -------------
                                              16,555,000      14,662,000      12,383,000
Other deductions (income):
Interest expense.........................        391,000         622,000         969,000
Interest income..........................       (539,000)       (614,000)        (18,000)
Miscellaneous income.....................       (102,000)        (89,000)        (44,000)
                                           -------------   -------------   -------------
                                                (250,000)        (81,000)        907,000
                                           -------------   -------------   -------------

Income from continuing operations
  before income taxes....................     16,805,000      14,743,000      11,476,000
Income taxes:
Current..................................      7,626,000       4,926,000       3,247,000
Deferred.................................     (1,435,000)        140,000         473,000
                                           -------------   -------------   -------------
                                               6,191,000       5,066,000       3,720,000
                                           -------------   -------------   -------------

Income from continuing operations........     10,614,000       9,677,000       7,756,000

Discontinued operations:
Income (loss) from discontinued
  operations, net of taxes...............        (48,000)        915,000         661,000
Loss on disposal of discontinued
  operations, net of taxes...............     (7,081,000)             --              --
                                           -------------   -------------   -------------

Net income...............................  $   3,485,000   $  10,592,000   $   8,417,000
                                           =============   =============   =============

Income per share:
Continuing operations....................  $        1.17   $        1.05   $        0.88
Income (loss) from discontinued
  operations, net of taxes...............          (0.01)           0.10            0.08
Loss on disposal of discontinued
  operations, net of taxes...............          (0.78)             --              --
                                           -------------   -------------   -------------

Net income...............................  $        0.38   $        1.15   $        0.96
                                           =============   =============   =============

Income per share-assuming dilution:
Continuing operations....................  $        1.17   $        1.05   $        0.88
Income (loss) from discontinued
  operations, net of taxes...............          (0.01)           0.10            0.07
Loss on disposal of discontinued
  operations, net of taxes...............          (0.78)             --              --
                                           -------------   -------------   -------------

Net income...............................  $        0.38   $        1.15   $        0.95
                                           =============   =============   =============
Weighted average number of common
  shares outstanding.....................      9,078,000       9,198,000       8,805,000
                                           =============   =============   =============

Weighted average number of common
  shares outstanding-assuming dilution...      9,108,000       9,250,000       8,838,000
                                           =============   =============   =============



                             See accompanying notes.

                        SHELBY WILLIAMS INDUSTRIES, INC.

                           Consolidated Balance Sheets

                                                         December 31,
                                                      1998            1997
                                                 -------------   ------------
Assets
Current assets:
Cash and cash equivalents......................  $  6,355,000    $ 11,124,000
Accounts receivable, less allowance for
   doubtful accounts of $375,000 in 1998
   and $325,000 in 1997........................    28,025,000      26,165,000
Inventories:
     Raw materials.............................    11,818,000       8,147,000
     Work in process...........................     5,492,000       4,978,000
     Finished goods............................     5,234,000       4,643,000
                                                 ------------    ------------
                                                   22,544,000      17,768,000
Prepaid expenses...............................     5,187,000       5,015,000
Net assets of discontinued operations..........            --       8,857,000
                                                 ------------    ------------
Total current assets...........................    62,111,000      68,929,000
Net assets of discontinued operations..........            --       2,335,000
Excess of cost over net assets of acquired
   companies...................................       151,000         160,000
Property, plant and equipment, at cost:
     Land and land improvements................     2,560,000       2,392,000
     Buildings and leasehold improvements......    20,974,000      20,176,000
     Machinery and equipment...................    26,746,000      22,720,000
     Construction in progress..................            --       1,690,000
                                                 ------------    ------------
                                                   50,280,000      46,978,000
     Less accumulated depreciation and
        amortization...........................    24,295,000      22,367,000
                                                 ------------    ------------
                                                   25,985,000      24,611,000
Other assets...................................     1,386,000       1,203,000
                                                 ------------    ------------
                                                 $ 89,633,000    $ 97,238,000
                                                 ============    ============
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable...............................  $  7,063,000    $  4,730,000
Customer deposits on orders in process.........     5,717,000       4,225,000
Accrued liabilities............................     6,278,000       5,629,000
Income taxes...................................       889,000       1,851,000
Current portion of long-term debt..............     3,000,000       4,000,000
                                                 ------------    ------------
Total current liabilities......................    22,947,000      20,435,000
Long-term debt.................................            --       3,000,000
Deferred income taxes..........................     1,991,000       2,031,000
Commitments (see notes)
Stockholders' equity:
     Common stock, $.05 par value; authorized
        30,000,000 shares; issued
        11,876,000 shares (1997-11,848,000)....       593,000         592,000
     Capital in excess of par value............    10,128,000       9,837,000
     Retained earnings.........................    77,012,000      76,820,000
                                                 ------------    ------------
                                                   87,733,000      87,249,000
     Less common stock held in treasury;
        3,025,000 shares at cost
        (1997-2,500,000).......................    23,038,000      15,477,000
                                                 ------------    ------------
Total stockholders' equity.....................    64,695,000      71,772,000
                                                 ------------    ------------
                                                 $ 89,633,000    $ 97,238,000
                                                 ============    ============


                             See accompanying notes.


                        SHELBY WILLIAMS INDUSTRIES, INC.

                      Consolidated Statements of Cash Flows

                                                                                   Years Ended December 31,
                                                                             1998            1997           1996
                                                                        -------------   -------------  ------------

Cash flows from operating activities:
     Net income......................................................   $  3,485,000    $ 10,592,000   $  8,417,000
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization................................      2,478,000       2,298,000      2,457,000
        Provision for losses on accounts receivable..................        207,000         110,000        136,000
        Change in net assets of discontinued operations..............      9,692,000        (468,000)      (314,000)
        Changes in assets and liabilities net of effects
          from sale of facility:
          Accounts receivable........................................     (2,067,000)     (2,953,000)      (540,000)
          Inventories................................................     (4,776,000)      2,380,000       (640,000)
          Prepaid expenses...........................................       (172,000)     (2,051,000)      (267,000)
          Accounts payable and accrued liabilities...................      4,474,000        (818,000)    (2,706,000)
          Income taxes payable.......................................       (962,000)        147,000        921,000
     Increase (decrease) in deferred taxes...........................        (40,000)       (106,000)        34,000
     Pension liability adjustment....................................             --         789,000        119,000
     Other   ........................................................       (183,000)        168,000        452,000
                                                                        ------------    ------------   ------------

Net cash provided by operating activities............................     12,136,000      10,088,000      8,069,000
Cash flows from investing activities:
     Proceeds from sale of business and facility.....................      1,500,000              --      2,000,000
     Proceeds from disposal of property, plant and equipment.........         76,000         133,000          5,000
     Capital expenditures............................................     (3,919,000)     (3,557,000)    (1,189,000)
                                                                        ------------    ------------   ------------

Net cash provided (used) by investing activities ....................     (2,343,000)     (3,424,000)       816,000
Cash flows from financing activities:
     Sale of treasury stock at public offering.......................             --       7,953,000             --
     Repayment of short-term borrowings..............................             --              --     (5,900,000)
     Principal payments of long-term debt............................     (4,000,000)     (1,000,000)       (32,000)
     Sale of common stock under stock option plan....................        292,000         296,000        290,000
     Purchase of common stock for the treasury.......................     (7,561,000)       (884,000)    (1,937,000)
     Dividends declared and paid.....................................     (3,293,000)     (2,944,000)    (2,643,000)
                                                                        ------------    ------------   ------------

Net cash provided (used) by financing activities.....................    (14,562,000)      3,421,000    (10,222,000)
                                                                        ------------    ------------   ------------

     Net increase (decrease) in cash and cash equivalents............     (4,769,000)     10,085,000     (1,337,000)
     Cash and cash equivalents at beginning of year..................     11,124,000       1,039,000      2,376,000
                                                                        ------------    ------------   ------------

Cash and cash equivalents at end of year.............................   $  6,355,000    $ 11,124,000   $  1,039,000
                                                                        ============    ============   ============
     Supplemental cash flow information:
     Cash paid during the year for:
        Interest.....................................................   $    447,000    $    632,000   $    969,000
        Income taxes.................................................      4,557,000       6,104,000      3,277,000
                                                                        ------------    ------------   ------------
                                                                        $  5,004,000    $  6,736,000   $  4,246,000
                                                                        ============    ============   ============


                             See accompanying notes.

                        SHELBY WILLIAMS INDUSTRIES, INC.

                 Consolidated Statements of Stockholders' Equity


                                                         Years Ended December 31, 1998, 1997 and 1996
                                    ----------------------------------------------------------------------------------------
                                       Common Stock                                   Accumulated
                                       ------------          Capital in                  other
                                    Shares                    excess of    Retained  comprehensive     Treasury
                                    Issued        Amount      par value    earnings      income      stock, at cost   Total
                                    ------        ------     ----------    --------  -------------   --------------  ------

Balance at December 31,
   1995 ......................    11,779,000  $   589,000  $ 7,855,000  $ 63,398,000  $  (908,000) $(19,210,000) $ 51,724,000
Net income....................            --           --           --     8,417,000           --           --      8,417,000
Other comprehensive
   income:
     Pension liability
        adjustment............            --           --           --            --      198,000           --        198,000
     Tax expense..............            --           --           --            --      (79,000)          --        (79,000)
                                                                        ------------  -----------                ------------
Comprehensive income..........            --           --           --     8,417,000      119,000           --      8,536,000
Sale of common stock under
   stock option plan..........        35,000        2,000      288,000            --           --           --        290,000
Common stock purchased for
   treasury (168,000
   shares)....................            --           --           --            --           --   (1,937,000)    (1,937,000)
Cash dividends - $.30 per
   share......................            --           --           --    (2,643,000)          --           --     (2,643,000)
                                ------------  -----------  -----------  ------------  -----------  -----------   ------------

Balance at December 31,
   1996 ......................    11,814,000      591,000    8,143,000    69,172,000     (789,000) (21,147,000)    55,970,000
Net income....................            --           --           --    10,592,000           --           --     10,592,000
Other comprehensive
   income:
     Pension liability
        adjustment............            --           --           --            --    1,315,000           --      1,315,000
     Tax expense..............            --           --           --            --     (526,000)         --        (526,000)
                                                                       -------------  ----------- -              ------------

Comprehensive income..........            --           --           --    10,592,000      789,000           --     11,381,000
Sale of treasury stock at
   public offering (619,000
   shares)....................            --           --    1,399,000            --           --    6,554,000      7,953,000
Sale of common stock under
   stock option plan..........        34,000        1,000      295,000            --           --           --        296,000
Common stock purchased for
   treasury (72,000 shares)...            --           --           --            --           --     (884,000)      (884,000)
Cash dividends - $.32 per
   share......................            --           --           --    (2,944,000)          --           --     (2,944,000)
                                ------------  -----------  -----------  ------------  -----------  -----------   ------------

Balance at December 31,
   1997 ......................    11,848,000      592,000    9,837,000    76,820,000            0  (15,477,000)    71,772,000
Net income and
   comprehensive income.......            --           --           --     3,485,000           --           --      3,485,000
Sale of common stock under
   stock option plan..........        28,000        1,000      291,000            --           --           --        292,000
Common stock purchased for
   treasury (525,000
   shares)....................            --           --           --            --           --   (7,561,000)    (7,561,000)
Cash dividends - $.36 per
   share......................            --           --           --    (3,293,000)          --           --     (3,293,000)
                                ------------  -----------  -----------  ------------  -----------  -----------   ------------
Balance at December 31,
   1998 ......................    11,876,000  $   593,000  $10,128,000  $ 77,012,000  $         0  $(23,038,000) $ 64,695,000
                                ============  ===========  ===========  ============= ===========  ============  ============



                             See accompanying notes.

                        SHELBY WILLIAMS INDUSTRIES, INC.

                   Notes to Consolidated Financial Statements


Summary of Significant Accounting Policies

Description of Business

         Shelby Williams designs, manufactures and distributes products for the contract furniture market. The Company has a significant position in the hospitality and food service markets through its "Shelby Williams" seating line, "King Arthur" line of function room furniture and "Sterno" accessories. It serves the health care, university, and other institutional markets through its "Thonet" division with health care and university furniture, including chairs, tables, and other institutional products. The Company also processes and distributes vinyl wallcoverings for residential, hotel and office use under the name "Sellers & Josephson."

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany items and transactions are denominated in U.S. dollars and have been eliminated in consolidation.

Revenue Recognition

         Sales are recognized when the products are shipped.

Income Taxes

         Income tax expense includes Federal and state income taxes currently payable and deferred taxes arising from temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements.

Cash and Cash Equivalents

         Cash equivalents include highly liquid investments, with original maturities of three months or less, that are readily convertible to known amounts of cash.

Inventories

         Inventories are carried at the lower of cost or market, determined by the last-in, first-out (LIFO) method. The current replacement cost of inventories exceeded carrying value by approximately $10,828,000 at December 31, 1998 and $9,997,000 at December 31, 1997.

         As a result of the difference between the method of allocating the cost of acquisitions in 1976, 1987 and 1988 for financial reporting purposes, and the method used for income tax purposes, the Company's tax basis in the inventories is approximately $20,204,000 at December 31, 1998 and $22,278,000 at December 31, 1997. Related 1998 disposition cost of $616,000 was not a deduction for tax.

                        SHELBY WILLIAMS INDUSTRIES, INC.

Property, Plant and Equipment

         Depreciation and amortization of property, plant and equipment is provided using the straight-line method over the estimated useful lives of the respective assets.

Post-employment Benefits

         The Company provides certain post-employment benefits. Payments of these benefits in the past have been infrequent and are not estimable, thus the Company records these benefits on an event basis.

Other Significant Accounting Policies

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As a result of significant deductibles in its insurance coverage for liability and worker's compensation claims, the Company provides amounts which management believes are sufficient to cover the associated liabilities.

Commitments

Leases

         The Company leases certain manufacturing facilities under operating leases which expire over the next seven years. The Company also leases showroom space under operating leases expiring over the next five years.

         Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1998 are:

                                                                    Year ending
                                                                    December 31,
                                                                   -------------

1999..........................................................     $  1,058,000
2000..........................................................          968,000
2001..........................................................          573,000
2002..........................................................          532,000
2003..........................................................          469,000
Subsequent to 2003............................................           62,000
                                                                   ------------

Total minimum lease payments..................................     $  3,662,000
                                                                   ============


         Total rental expense for all operating leases aggregated $1,899,000 in 1998, $1,955,000 in 1997, and $1,912,000 in 1996.

Short-Term Borrowings

         The Company has unsecured lines of credit amounting to $20,000,000 at interest rates of prime or less. At December 31, 1998, all of these lines were unused.

                        SHELBY WILLIAMS INDUSTRIES, INC.

Long-Term Debt

         Long-term debt at December 31, 1998, and 1997 consisted of the following:

                                                     1998            1997
                                               ----------------------------

7.8% senior notes due in quarterly
  installments through July 1999............   $  3,000,000    $  7,000,000

Less amounts due within one year............      3,000,000       4,000,000
                                               ------------    ------------
                                               $         --    $  3,000,000
                                               ============    ============


         The terms of the senior note agreement contain certain restrictions. At December 31, 1998, the Company was in compliance with all such restrictions. The final $863,000 of a capitalized lease obligation was discharged by assignment with sale of the related facility in August 1996.


Common Stock Information (unaudited)

         The following table sets forth the high and low sales prices of the Company's common stock as reported by the New York Stock Exchange.

 Sales
 Prices                                                    High        Low
 ------                                                    ----       -----
  1998     1st Quarter................................     17 1/8      14 5/8
           2nd Quarter................................     16 1/8      14 5/8
           3rd Quarter................................     15 3/4      11
           4th Quarter................................     13 1/8      11

  1997     1st Quarter................................     17          11 7/8
           2nd Quarter................................     14 3/8      11 3/8
           3rd Quarter................................     19 7/8      13 3/4
           4th Quarter................................     20 5/8      14 3/4


         At December 31, 1998, there were approximately 3,000 holders of record of the Company's common stock, including individual participants in security position listings.

         The Company declared and paid cash dividends on its common stock during the last two fiscal years as follows:

                                                               Cash Dividend
                                                                    per
                                                               Common Share
                                                            -----------------
      Period                                                   1998      1997
      ------                                                -----------------

      1st Quarter.......................................      $ 0.09    $ 0.08
      2nd Quarter.......................................        0.09      0.08
      3rd Quarter.......................................        0.09      0.08
      4th Quarter.......................................        0.09      0.08
                                                              ------    ------
                                                              $ 0.36    $ 0.32
                                                              ======    ======

                        SHELBY WILLIAMS INDUSTRIES, INC.


Quarterly Results (unaudited)

         Summarized quarterly results for the two years ended December 31, 1998 follows (dollars in thousands, except for per share amounts):

                                                   1998                                     1997
                               ----------------------------------------     --------------------------------------
                                  Fourth     Third     Second     First     Fourth      Third    Second      First
                                  ------     -----     ------     -----     ------      -----    ------      -----
Net sales...................   $  44,237 $  42,387  $  40,829 $  38,484  $  41,966  $  39,608 $  39,749  $  36,456
Gross profit................      10,962    10,095      9,937     8,555     10,256      9,435     9,182      8,057
Income from continuing
   operations...............       3,120     2,727      2,689     2,078      2,862      2,532     2,450      1,833
Net income (loss)...........       3,120     2,727     (4,476)    2,114      2,985      2,734     2,707      2,166
Income (loss) per share
   (basic and diluted):
   Continuing operations....        0.35      0.30      0.29       0.22       0.31       0.27      0.26       0.21
   Net income (loss)........        0.35      0.30     (0.49)      0.23       0.32       0.29      0.29       0.25



Stock Option Plans

         Under the Company's incentive stock option plan and directors' stock option plan, options are granted to key employees and directors to purchase the Company's common stock at not less than fair market value at date of grant. At December 31, 1998 and 1997, there were 276,000 and 308,000 shares, respectively, reserved for issuance under the plans. Of options granted, 20,000 in 1997 and 16,000 in 1996 have five year terms and vest and become fully exercisable at the end of six months service. The remaining options granted in 1997 and 1996 and all of the options granted in 1998 have five year terms and vest and become exercisable in 1/3 increments after 15 months, 30 months, and 45 months, respectively, of continued employment.

         The intrinsic value method is used in accounting for stock-based awards under the Company's stock option plans. Because the exercise price of the Company's stock options at least equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

         A  summary  of  the  Company's  stock  option  activity,   and  related
information for years ended December 31 follows:


                                                                1998                 1997                 1996
                                                    --------------------------------------------------------------
                                                               Weighted-            Weighted-            Weighted-
                                                                Average              Average              Average
                                                     Options   Exercise   Options   Exercise    Options   Exercise
                                                       (000)     Price      (000)     Price      (000)      Price
                                                    --------------------------------------------------------------
Outstanding - beginning of year...................       217    $ 12.17       147    $  9.97       119     $ 8.30
Granted...........................................        43      16.69       107      13.96        63      12.25
Exercised.........................................       (28)     10.37       (34)      8.61       (35)      8.38
Forfeited.........................................        (4)     14.00        (3)      8.38        --         --
                                                       -----    -------     -----    -------     -----     ------
Outstanding - end of year.........................       228    $ 13.21       217    $ 12.17       147     $ 9.97
                                                       =====    =======     =====    =======     =====     ======
Exercisable at end of year........................       111    $ 11.62        88    $ 10.89        79     $ 9.14
                                                       =====    =======     =====    =======     =====     ======
Weighted-average fair value of options granted
   during the year................................    $ 5.17               $ 4.05               $ 3.68


         Exercise prices for options outstanding as of December 31, 1998 ranged from $7.94 to $8.73 for 33,000 options and $12.12 to $18.15 for 195,000 options, with weighted-average exercise prices of $8.03 and $14.10, respectively. The weighted-average remaining contractual life of those options is 1 year and 3 years, respectively, or 2.7 years as a whole. Exercise prices for options exercisable at December 31, 1998 ranged from $7.94 to $8.73 for 33,000 shares and $12.12 to $15.25 for 78,000 shares, with weighted-average exercise prices of $8.03 and $13.15, respectively.

                        SHELBY WILLIAMS INDUSTRIES, INC.

         The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996, 1997 and 1998, respectively: risk-free interest rates of 6.5%, 6.2% and 5.3%; dividend yields of 2.7%, 2.6% and 2.2%; volatility factors of the expected market price of the Company's common stock of .32, .31 and .35; and a weighted-average expected life of the option of five years.

         The effect of applying the fair value method to the Company's stock-based awards results in net income and earnings per share that are not materially different from amounts reported. The assumed dilutive effect of stock options, which were the only dilutive securities outstanding in 1998, 1997 and 1996, was 30,000, 52,000 and 33,000 shares, respectively.

Restructuring Charge

         Due to increases in lumber prices and increased competition primarily from imported products, the Company made changes in its product and manufacturing strategies during December 1994, designed to make the Company more competitive in the industry. The plan was to exit certain portions of the Company's enterprise by selling an upholstery business with a related manufacturing facility and discontinuing a part of the product lines in the health care, university and office markets, resulting in closure of another plant. The Company anticipated completing the restructuring by December 31, 1995; however, the sale of the upholstery business was not completed until August 1996.

         At December 31, 1995, accrued liabilities included $439,000 related to the plan. These costs were paid and charged against the liability in 1996, completing the plan. In 1996, revenues and net operating income for the upholstery business that was sold amounted to $5,858,000 and $182,000, respectively.

Discontinued Operations

         On July 14, 1998, the Company's Board of Directors approved management's plan to discontinue the Company's distribution operations of textile and floor covering products manufactured by outside suppliers. Of the two businesses comprising these operations, one was sold and one was liquidated. The plan was completed in December, 1998. During the second quarter 1998, the Company recorded a loss on the disposition of these operations of $9,698,000, or $7,081,000 after taxes, including a provision for losses prior to disposal, which is summarized below:

      Reduction of inventory value..........................   $  4,706,000
      Reduction of property to net realizable value.........      2,198,000
      Reduction of accounts receivable and prepaids value...        629,000
      Other liabilities.....................................      1,445,000
      Losses through disposition............................        720,000
                                                               ------------
      Total.................................................      9,698,000
      Income tax benefit....................................      2,617,000
                                                               ------------

                                                               $  7,081,000
                                                               ============

     The operating results of the discontinued operations are summarized as follows:

                                               Year ended December 31,
                                    --------------------------------------------
                                          1998            1997            1996
                                    --------------------------------------------

 Net sales..........................$  6,981,000    $  21,849,000   $ 22,950,000
 Income (loss) before income taxes..     (77,000)       1,474,000      1,052,000
 Income taxes (benefit).............     (29,000)         559,000        391,000
 Net income (loss)..................     (48,000)         915,000        661,000
 Net income (loss) per share........       (0.01)            0.10           0.08
 Net income (loss) per
   share-assuming dilution..........       (0.01)            0.10           0.07

                        SHELBY WILLIAMS INDUSTRIES, INC.

         The net assets of the discontinued operations follows:

                                                                      As of
                                                               December 31, 1997
                                                               -----------------
      Current assets.........................................     $  9,947,000
      Current liabilities....................................        1,090,000
                                                                  ------------
      Net assets of discontinued operations, current.........     $  8,857,000
                                                                  ============

      Property, net..........................................     $  2,235,000
                                                                  ------------
      Net assets of discontinued operations, non-current.....     $  2,235,000
                                                                  ============

         The consolidated financial statements of the Company have been restated to reflect the results of operations and net assets of these operations as a discontinued operation in accordance with generally accepted accounting principles. The losses recorded on the disposition of these operations were not materially different from those incurred on the actual amounts realized in the sale and liquidation process.

Retirement Plans

         The Company has several defined pension plans covering essentially all of its employees in the United States. These plans held 66,000 shares of the Company's common stock at December 31, 1998 and December 31, 1997.

         Weighted-average assumptions used in the accounting were as follows:

                                                                     As of
                                                                  December 31,
                                                                ---------------
                                                                1998       1997
                                                                ----       ----
            Discounts rates...............................      7.0%       8.3%
            Rates of compensation increase................      3.5%       3.5%
            Expected return on plan assets................      8.5%       8.5%


         Components of net periodic benefit cost are as follows:

                                                                               Year ended December 31,
                                                                   ---------------------------------------------
                                                                            1998            1997            1996
                                                                   ---------------------------------------------

Benefit cost:
Service cost....................................................     $  1,062,000    $    964,000    $    966,000
Interest cost...................................................        1,496,000       1,354,000       1,151,000
Expected return on plan assets..................................       (1,654,000)     (1,350,000)     (1,143,000)
Amortization:
     Transition asset...........................................          (25,000)        (25,000)        (25,000)
     Net actuarial loss.........................................               --          38,000         102,000
                                                                     ------------    ------------    ------------
Net benefit cost................................................     $    879,000    $    981,000    $  1,051,000
                                                                     ============    ============    ============

                        SHELBY WILLIAMS INDUSTRIES, INC.

         Changes in plan assets and benefit obligation, indicating the end of year funded status and prepaid pension, included in prepaid expenses of the accompanying consolidated balance sheets, were as follows:

                                                      Year ended December 31,
                                               ---------------------------------
                                                      1998               1997
                                               ---------------------------------
Fair value of plan assets:
Beginning of year.......................       $  19,485,000      $  15,142,000
Actual return on plan assets............           2,318,000          3,169,000
Employer contribution...................           1,462,000          1,858,000
Benefits paid...........................            (809,000)          (684,000)
                                               -------------      -------------
End of year.............................          22,456,000         19,485,000
                                               -------------      -------------

Benefit obligation:
Beginning of year.......................          18,484,000         15,983,000
Service cost............................           1,062,000            964,000
Interest cost...........................           1,496,000          1,354,000
Actuarial loss..........................           3,859,000            867,000
Benefits paid...........................            (809,000)          (684,000)
                                               -------------      -------------
End of year.............................          24,092,000         18,484,000
                                               -------------      -------------
Funded status...........................          (1,636,000)         1,001,000
Unrecognized net asset..................            (137,000)          (163,000)
Unrecognized net loss...................           4,184,000            989,000
Unrecognized prior service cost.........              60,000             61,000
                                               -------------      -------------
Prepaid pension at end of year..........       $   2,471,000      $   1,888,000
                                               =============      =============


         The Company has an employee stock ownership plan covering essentially all salaried employees. The contributions were $83,000 for 1998, $69,000 for 1997, and $63,000 for 1996. The plan held 52,000 shares of the Company's common stock at December 31, 1998 and 44,000 shares at December 31, 1997.

         Retirement plan expense was $962,000, $1,050,000, and $1,114,000 for 1998, 1997, and 1996 respectively.

Operating Segments

         The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". Applying the criteria from this statement, the Company has three segments. The hotel and food service furniture segment manufactures and distributes chairs, tables, and guest, banquet and function room furnishings, along with specialty items for banquet use, for the hospitality market. The healthcare and university furniture segment produces and markets seating products used for healthcare, university and other institutional facilities. The wall coverings segment processes and distributes vinyl wall coverings for the hospitality and other markets.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Cash and cash equivalents are considered corporate assets and interest expense and interest income are unallocated. Intersegment sales are not significant. The Company evaluates performance based on income before income taxes.

         The Company's segments are strategic business units that offer different products or serve different markets. They are managed separately because each requires different technology and marketing strategies, which are coordinated to the extent practical.

                        SHELBY WILLIAMS INDUSTRIES, INC.




         Segment information follows:

                                     December 31,     Hotel and       Healthcare
                                       and year      food service   and university
                                     then ended       furniture       furniture      Wall coverings      Total
                                     ----------      ------------   --------------   --------------   ------------

Net sales:                               1998         $126,726,000     $23,478,000     $15,733,000    $165,937,000
                                         1997          117,707,000      24,868,000      15,204,000     157,779,000
                                         1996          113,436,000      22,135,000      13,910,000     149,481,000

Depreciation and amortization:           1998            1,564,000         431,000         483,000       2,478,000
                                         1997            1,396,000         417,000         485,000       2,298,000
                                         1996            1,501,000         419,000         537,000       2,457,000

Segment profit:                          1998           13,990,000       1,022,000       1,645,000      16,657,000
                                         1997           11,991,000       1,178,000       1,582,000      14,751,000
                                         1996           10,626,000         504,000       1,297,000      12,427,000

Capital expenditures:                    1998            2,390,000         684,000         845,000       3,919,000
                                         1997            2,737,000         465,000         355,000       3,557,000
                                         1996              751,000         115,000         323,000       1,189,000

Segment assets:                          1998           59,685,000      15,797,000       7,796,000      83,278,000
                                         1997           52,387,000      15,346,000       7,189,000      74,922,000




         Reconciliation   of  segment  profits  to   consolidated   income  from
continuing operations before income taxes, follows:

                                               Year ended December 31,
                                   ---------------------------------------------
                                       1998            1997            1996
                                   ---------------------------------------------

Total profit for segments......    $ 16,657,000    $ 14,751,000    $ 12,427,000
Unallocated:
     Interest expense..........        (391,000)       (622,000)       (969,000)
     Interest income...........         539,000         614,000          18,000
                                   ------------    ------------    ------------
Income from continuing
   operations before
   income taxes................    $ 16,805,000    $ 14,743,000    $ 11,476,000
                                   ============    ============    ============


         Reconciliation of segment assets to consolidated assets, follows:

                                                   As of December 31,
                                              -----------------------------
                                                    1998            1997
                                              -----------------------------

Total assets for segments..................     $ 83,278,000   $ 74,922,000
Net assets of discontinued operations......               --     11,192,000
Cash and cash equivalents..................        6,355,000     11,124,000
                                                ------------   ------------
Consolidated assets........................     $ 89,633,000   $ 97,238,000
                                                ============   ============

                        SHELBY WILLIAMS INDUSTRIES, INC.

     Geographic information for net sales follows:

                                          Year ended December 31,
                                 -----------------------------------------------
                                     1998             1997              1996
                                 -----------------------------------------------
Net sales:
     United States.........     $ 151,727,000    $ 140,834,000     $ 135,025,000
     Foreign (exports).....        14,210,000       16,945,000        14,456,000
                                -------------    -------------     -------------
Total   ...................     $ 165,937,000    $ 157,779,000     $ 149,481,000
                                =============    =============     =============


         Geographic information for long-lived assets follows:

                                                    As of December 31,
                                               ----------------------------
                                                    1998            1997
                                               ----------------------------
Long-lived assets:
   United States.........................      $ 23,070,000    $ 21,527,000
   Mexico................................         3,066,000       3,244,000
                                               ------------    ------------
Total....................................      $ 26,136,000    $ 24,771,000
                                               ============    ============


Income Taxes

         Deferred income tax liabilities (assets) for differences in tax bases and amounts in the financial statements were as follows:

                                                         As of December 31,
                                                   ----------------------------
                                                        1998            1997
                                                   ----------------------------
Current:
   Allocated costs of acquisition inventories...   $    796,000    $  1,005,000
   Prepaid pension..............................        850,000         763,000
   Other - net..................................     (1,641,000)       (368,000)
                                                   ------------    ------------
Total included in current income taxes..........          5,000       1,400,000

Noncurrent:
   Property, plant and equipment................      1,991,000       2,031,000
                                                   ------------    ------------
Net deferred tax liabilities....................   $  1,996,000    $  3,431,000
                                                   ============    ============


         The components of income tax expense are as follows:

                                                Year ended December 31,
                                     -------------------------------------------
                                         1998            1997           1996
                                     -------------------------------------------
Current:
   Federal.....................      $  6,806,000    $  4,414,000   $  2,790,000
   State.......................           820,000         512,000        457,000
                                     ------------    ------------   ------------
                                        7,626,000       4,926,000      3,247,000
Deferred:
   Federal.....................        (1,435,000)        140,000        473,000
                                     ------------    ------------   ------------
                                     $  6,191,000    $  5,066,000   $  3,720,000
                                     ============    ============   ============

                        SHELBY WILLIAMS INDUSTRIES, INC.

         Income tax expense differs from amounts computed by applying the Federal statutory tax rate to income before income taxes as follows:

                                              Year ended December 31,
                                    --------------------------------------------
                                        1998           1997            1996
                                    --------------------------------------------

Statutory rate.................     $  5,714,000   $  5,013,000    $  3,902,000
State income taxes, net of
   Federal tax benefit.........          541,000        337,000         302,000
Other..........................          (64,000)      (284,000)       (484,000)
                                    ------------   ------------    ------------
                                    $  6,191,000   $  5,066,000    $  3,720,000
                                    ============   ============    ============
Effective rate.................            36.8%          34.4%           32.4%

                        SHELBY WILLIAMS INDUSTRIES, INC.

                        Consolidated Statements of Income

                                                          Three Months Ended
                                                               March 31,
                                                         --------------------
(Amounts in thousands, except per share data)               1999        1998
                                                         --------------------
                                                             (Unaudited)
Net sales............................................     $43,128     $38,484
Cost of goods sold...................................      34,081      29,929
                                                          -------     -------

Gross profit.........................................       9,047       8,555
Selling, general and administrative expenses.........       5,548       5,302
                                                          -------     -------

                                                            3,499       3,253
Other deductions (income):
Interest expense.....................................          46         125
Interest and dividend income.........................        (107)       (188)
Miscellaneous expense................................          22          18
                                                          -------     -------

                                                              (39)        (45)
                                                          -------     -------
Income from continuing operations before
   income taxes......................................       3,538       3,298
Income taxes:
Current..............................................       1,256       1,202
Deferred.............................................          18          18
                                                          -------     -------
                                                            1,274       1,220
                                                          -------     -------
Income from continuing operations....................       2,264       2,078
Income from discontinued operations,
   net of taxes......................................          --          36
                                                          -------     -------

Net income...........................................     $ 2,264     $ 2,114
                                                          =======     =======

Income per share (basic and diluted):
Continuing operations................................     $  0.26     $  0.22
Income from discontinued operations,
   net of taxes......................................          --        0.01
                                                          -------     -------

Net income...........................................     $  0.26     $  0.23
                                                          =======     =======

Weighted average number of common shares
   outstanding.......................................       8,786       9,296
                                                          =======     =======

                        SHELBY WILLIAMS INDUSTRIES, INC.

                           Consolidated Balance Sheets



                                                        March 31,   December 31,
(Amounts in thousands, except per share data)              1999         1998
                                                       -------------------------
                                                       (Unaudited)
Assets
Current assets:
Cash and cash equivalents.............................  $   6,282     $   6,355
Accounts receivable, less allowance for doubtful
   accounts of $337 at March 31, 1999
   and $375 at December 31, 1998......................     27,237        28,025
Inventories:
     Raw materials....................................     11,772        11,818
     Work in process..................................      5,072         5,492
     Finished goods...................................      6,463         5,234
                                                        ---------     ---------
                                                           23,307        22,544
Prepaid expense.......................................      4,591         5,187
                                                        ---------     ---------
Total current assets..................................     61,417        62,111
Excess of cost over net assets of acquired company....        149           151
Property, plant and equipment at cost:
     Land and land improvements.......................      2,560         2,560
     Buildings and leasehold improvements.............     20,980        20,974
     Machinery and equipment..........................     27,239        26,746
     Construction in progress.........................         43            --
                                                        ---------     ---------
                                                           50,822        50,280
     Less accumulated depreciation and amortization...     24,896        24,295
                                                        ---------     ---------
                                                           25,926        25,985
Other assets..........................................      1,153         1,386
                                                        ---------     ---------
                                                        $  88,645     $  89,633
                                                        =========     =========
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable......................................  $   5,415     $   7,063
Customer deposits on orders in process................      6,033         5,717
Accrued liabilities...................................      6,189         6,278
Income taxes..........................................      1,975           889
Current portion of long-term debt.....................      2,000         3,000
                                                        ---------     ---------
Total current liabilities.............................     21,612        22,947
Deferred income taxes.................................      2,009         1,991
Stockholder's equity:
     Common stock, $.05 par value; authorized
        30,000 shares; issued 11,877 shares
        (1998--11,876 shares).........................        594           593
     Capital in excess of par value...................     10,135        10,128
     Retained earnings................................     78,479        77,012
                                                        ---------     ---------
                                                           89,208        87,733
     Less common stock held in treasury; 3,115
        shares at cost (1998--3,025)..................     24,184        23,038
                                                         ---------    ---------
     Total stockholders' equity.......................     65,024        64,695
                                                        ---------     ---------
                                                        $  88,645     $  89,633
                                                        =========     =========


                        SHELBY WILLIAMS INDUSTRIES, INC.

                      Consolidated Statements of Cash Flows
                                                                                               Three Months Ended
                                                                                                    March 31,
                                                                                             ---------------------
(Amounts in thousands)                                                                         1999        1998
                                                                                             ---------------------
                                                                                                  (Unaudited)
Cash flows from operating activities:
     Net income .........................................................................     $  2,264    $  2,114
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization..................................................          681         611
          Provision for losses on accounts receivable....................................            2          31
          Change in assets and liabilities of discontinued operations....................           --         124
          Change in assets and liabilities:
               Accounts receivable.......................................................          786         838
               Inventories...............................................................         (763)       (505)
               Prepaid expenses..........................................................          596         275
               Accounts payable and accrued liabilities..................................       (1,421)        775
               Income taxes payable......................................................        1,086         689
               Increase in deferred taxes................................................           18          18
               Other.....................................................................          233         (65)
                                                                                              --------    --------

Net cash provided by operating activities................................................        3,482       4,905
Cash flows from investing activities:
     Proceeds from disposal of property, plant and equipment.............................            3           7
     Capital expenditures................................................................         (623)     (1,608)
                                                                                              --------    --------

Net cash used by investing activities....................................................         (620)     (1,601)
Cash flows from financing activities:
     Principal payments of long-term debt................................................       (1,000)     (1,000)
     Sale of common stock under stock option plan........................................            8          76
     Purchase of common stock for the treasury...........................................       (1,146)        (79)
     Dividends declared and paid.........................................................         (797)       (843)
                                                                                              --------    --------

Net cash used by financing activities....................................................       (2,935)     (1,846)
                                                                                              --------    --------

     Net increase (decrease) in cash.....................................................          (73)      1,458
     Cash and cash equivalents at beginning of period....................................        6,355      11,124
                                                                                              --------    --------

Cash and cash equivalents at end of period...............................................     $  6,282    $ 12,582
                                                                                              ========    ========

Supplemental cash flow information:
     Cash paid during the period for:
          Interest.......................................................................     $     58    $    141
          Income taxes...................................................................          170         535
                                                                                              --------    --------

                                                                                              $    228    $    676
                                                                                              ========    ========


                        SHELBY WILLIAMS INDUSTRIES, INC.

              Notes to Unaudited Consolidated Financial Statements

Discontinued Operations

         On July 14, 1998, the Company's Board of Directors approved management's plan to discontinue the Company's distribution operations of textile and floor covering products manufactured by outside suppliers. Of the two businesses comprising these operation, one was sold and one was liquidated. The plan was completed in December, 1998. During the second quarter 1998, the Company recorded a loss on the disposition of these operations of $9,698,000, or $7,081,000 after taxes, including a provision for losses prior to disposal, which is summarized below:

Reduction of inventory value ................................    $  4,706,000
Reduction of property to net realizable value ...............       2,198,000
Reduction of accounts to net receivable and prepaids value ..         629,000
Other liabilities ...........................................       1,445,000
Losses through disposition...................................         720,000
                                                                 ------------
          Total .............................................       9,698,000
Income tax benefit ..........................................       2,617,000
                                                                 ------------
                                                                 $  7,081,000
                                                                 ============

         The operating results of the discontinued operations for the three months ended March 31, 1998, are summarized as follows:

 Net sales...................................................    $  3,534,000
 Income before income taxes..................................          58,000
 Income taxes................................................          22,000
 Net income..................................................          36,000
 Net income per share (basic and diluted)....................            0.01


         The consolidated financial statements of the Company have been restated to reflect the results of operations and net assets of these operations as a discontinued operation in accordance with generally accepted accounting principles. The losses recorded on the disposition of these operations were not materially different from those incurred on the actual amounts realized in the sale and liquidation process.

Interim Results

         The attached unaudited statements include all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Except as indicated above, all such adjustments are of a normal recurring nature.

Operating Segments

         Operating Segment information follows (amounts in thousands):

                                                         Three Months Ended
                                                              March 31,
                                                        ----------------------
                                                            1999        1998
                                                        ----------------------
Segment revenue:
     Hotel and food service furniture..............     $  34,417    $  28,193
     Healthcare and university furniture...........         3,926        6,005
     Wall coverings................................         4,785        4,286
                                                        ---------    ---------
Net sales..........................................     $  43,128    $  38,484
                                                        =========    =========
Segments profit (loss):
     Hotel and food service furniture..............     $   3,138    $   2,577
     Healthcare and university furniture...........          (271)         177
     Wall coverings................................           610          481
                                                        ---------    ---------
                                                            3,477        3,235
Interest income, net...............................            61           63
                                                        ---------    ---------
Income from continuing operations before
   income taxes....................................     $   3,538    $   3,298
                                                        =========    =========

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


         On June 18, 1999, Falcon Products, Inc. (the "Company") completed its acquisition (the "Acquisition") of all of the outstanding capital stock of Shelby Williams Industries, Inc. ("Shelby Williams"). In order to finance the Acquisition, the Company consummated a series of transactions including (i) the issuance of $100,000,000 aggregate principal amount of 11-3/8% Senior Subordinated Notes due 2009, Series A; (ii) a credit agreement with DLJ Capital Funding, Inc. and certain lenders providing for an aggregate of up to $70,000,000 under an amortizing term loan facility and up to $50,000,000 under a revolving credit facility (the "Senior Credit Facilities"); and (iii) the refinancing of certain existing indebtedness of the Company and Shelby Williams (collectively, the "Transactions").

         The following unaudited pro forma combined financial data presents the pro forma combined balance sheet of the Company as of May 1, 1999 as if the Transactions had occurred on May 1, 1999, and presents the pro forma combined statements of operations data of the Company for the periods presented as if the Transactions had occurred on November 2, 1997. The unaudited pro forma combined financial data is based on the historical consolidated financial statements of the Company and the adjusted historical consolidated financial statements of Shelby Williams, and on the assumptions and adjustments described in the notes to such unaudited pro forma combined financial data, including assumptions relating to the allocation of the consideration paid for Shelby Williams to the assets and liabilities of Shelby Williams based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma combined financial data. Amounts allocated will be based upon the estimated fair values at the time of the Acquisition of Shelby Williams which could vary significantly from the amounts assumed. In addition, the interest rates on the borrowings under the Senior Secured Credit Facilities, and the estimated transaction fees and expenses, are assumed solely for the purpose of presenting the unaudited pro forma combined financial data set forth below. The actual interest rates on the borrowings under the Senior Credit Facilities and actual transaction fees and expenses may differ from assumptions set forth below.

         The consolidated statements of operations of Shelby Williams for the year ended October 31, 1998 and the twenty-six weeks ended May 1, 1999 reflect adjustments to the fiscal year ended December 31, 1998 and the fiscal quarter ended March 31, 1999 historical financial data of Shelby Williams to conform such financial data to the fiscal year end and most recent fiscal quarter of Falcon. As a result, the consolidated statement of operations of Shelby Williams for the year ended October 31, 1998 was derived by adding the monthly activity for November and December 1997 to, and subtracting the monthly activity for November and December 1998 from, the audited consolidated statement of operations of Shelby Williams for the fiscal year ended December 31, 1998. Likewise, the consolidated statement of operations of Shelby Williams for the twenty-six weeks ended May 1, 1999 was derived by adding the monthly activity for November 1998, December 1998 and April 1999 to the unaudited consolidated statement of operations of Shelby Williams for the fiscal quarter ended March 31, 1999. The consolidated statement of operations for the latest twelve months ended May 1, 1999 and the consolidated balance sheet of Shelby Williams as of May 1, 1999 were derived from unaudited monthly financial statements. Such monthly statements do not reflect all adjustments which are customarily made at the end of each fiscal quarter. We believe that the effect of such adjustments, if made, would not be material.

         In connection with the Acquisition of Shelby Williams, we have identified estimated annual cost savings on a pro forma basis of approximately $0.4 million related to duplicate public company costs, which cost savings are reflected in the unaudited pro forma financial data as adjustments to selling, general and administrative expenses. Management expects that the Company will begin to realize a portion of the benefit of the cost savings described above in the fiscal quarter after the closing of the Acquisition. Management also believes that the Company will be able to realize additional cost savings as a result of the Acquisition which have not been included in the pro forma combined financial data. A significant portion of the benefit of such cost savings is not expected to be realized until the end of fiscal year 2003. Such additional cost savings do not qualify as pro forma adjustments under Regulation S-X promulgated under the Securities Act.

         We completed the Transactions in the third fiscal quarter of 1999. We do not expect to record any material charges in connection with the refinancing of existing indebtedness.

         The unaudited pro forma combined financial data do not purport to represent what our financial position and results of operations would have been if the Transactions had actually been completed as of the dates indicated and are not intended to project our financial position or results of operations for any future period.

         The unaudited pro forma combined financial data should be read in conjunction with the respective historical consolidated financial statements of the Company and Shelby Williams and the related notes thereto which are included herein.


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                As of May 1, 1999

                                                    Historical     Historical       Pro forma       Pro forma
                                                      Falcon     Shelby Williams   adjustments      combined
                                                    ----------   ---------------   -----------      ----------
                                                                         (In thousands)
                     ASSETS

Current Assets:
    Cash and cash equivalents..............          $    1,162     $    8,793      $   (6,049)(1)  $    3,906
    Accounts receivable....................              20,567         24,839             --           45,406
    Inventories............................              27,761         23,445          10,738(9)       61,944
    Prepayments and other current assets...               3,421          4,421             --            7,842
                                                     ----------     ----------      ----------      ----------
        Total current assets...............              52,911         61,498           4,689         119,098
Property, plant and equipment, net.........              28,354         25,918             --           54,272
Goodwill, net..............................              24,749            148          84,095(2)      108,992
Deferred financing fees....................                 --             --            6,500(4)        6,500
Other intangible assets, net...............               5,717          1,154             --            6,871
                                                     ----------     ----------      ----------      ----------
        Total assets.......................          $  111,731     $   88,718      $   95,284      $  295,733
                                                     ==========     ==========      ==========-     ==========
       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable.......................          $    8,561     $    7,331      $      --       $   15,892
    Customer deposits on orders in process.               1,967          7,037             --            9,004
    Accrued liabilities....................               5,018          6,572          10,000(5)       21,887
                                                                                           297(3)
    Current maturities of long-term debt...               2,079          1,000          (1,000)(6)       2,079
                                                     ----------     ----------      ----------      ----------
        Total current liabilities..........              17,625         21,940           9,297          48,862
Deferred income taxes......................                 876          2,014             --            2,890
Minority interest in consolidated subsidiary                796            --              --              796

Long-term debt.............................              19,249            --          170,000(7)      170,000
                                                                                       (19,249)(6)
Other......................................                 759            --              --              759
                                                     ----------     ----------      ----------      ----------
        Total liabilities..................              39,305         23,954         160,048         223,307
                                                     ----------     ----------      ----------      ----------
Stockholders' Equity:
    Common stock...........................                 198            593            (593)(8)         198
    Additional paid-in-capital.............              47,376         10,135         (10,135)(8)      47,376
    Treasury stock, at cost................             (15,685)       (24,184)         24,184(8)      (15,685)
    Cumulative translation adjustments.....                (196)           --              --             (196)
    Retained earnings......................              40,733         78,220         (78,220)(8)      40,733
                                                     ----------     ----------      ----------      ----------
        Total stockholders' equity.........              72,426         64,764         (64,764)         72,426
                                                     ----------     ----------      ----------      ----------
        Total liabilities and stockholders'
          equity...........................          $  111,731     $   88,718      $   95,284      $  295,733
                                                     ==========      ==========      ==========     ==========




The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (In thousands)

         The unaudited pro forma combined balance sheet as of May 1, 1999 has been prepared as if the Transactions had occurred as of May 1, 1999. The following adjustments were recorded:

         (1) The following table sets forth the estimated sources and uses of funds in connection with the Transactions:

  Sources of funds:

       Initial borrowings under the Senior Secured
         Credit Facilities:
          Revolving Credit Facility...................     $     --
          Term Loan...................................        70,000
       Original Notes.................................       100,000
       Cash on hand...................................         6,049
                                                           ---------
            Total sources of funds....................     $ 176,049
                                                           =========

  Uses of funds:
       Purchase price.................................     $ 149,300
       Refinancing of existing debt...................        20,249
       Debt issuance costs............................         6,500
                                                           ---------
            Total uses of funds.......................     $ 176,049
                                                           =========


         (2) The following table sets forth the purchase price for the Acquisition of Shelby Williams and the preliminary allocation as of May 1, 1999:

Acquisition costs of Shelby Williams:

     Purchase price of 100% of outstanding
       common stock....................................     $ 144,563
     Purchase price to acquire outstanding options*....           737
     Plus: Transaction costs...........................         4,000
                                                            ---------
          Total purchase price.........................     $ 149,300
                                                            =========

Preliminary Allocation:
     Cash and cash equivalents.........................     $   8,793
     Accounts receivable, net..........................        24,839
     Inventories.......................................        34,183
     Prepaid and other current assets..................         4,421
     Property, plant and equipment.....................        25,918
     Other assets......................................         1,302
     Accounts payable and other current liabilities....       (32,237)
     Other long-term liabilities.......................        (2,014)
                                                            ----------
     Subtotal (fair value of net assets acquired)......        65,205
     Goodwill (excess of purchase price over fair
       value of net assets acquired)...................        84,095
                                                            ---------
          Total purchase price.........................     $ 149,300
                                                            =========
-------------------------

         *All outstanding options were purchased by Shelby Williams directly from the optionees at a price equal to the excess, if any, of the per share purchase price offered in the Stock Tender Offer over the exercise price of the option in question, multiplied by the number of shares covered by the option.

         We are currently in the process of allocating the purchase price among the tangible and intangible assets to be acquired and the liabilities to be assumed. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management which are expected to be completed within one year following the Acquisition. Upon completion of the purchase price allocation process, to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill and amortized over approximately forty years.

         (3) Represents the addition of deferred taxes, at an effective tax rate of 38.0%, at Shelby Williams due to the adjustment of assets and liabilities to equal fair value.

         (4) Represents the portion of estimated transaction fees and expenses attributable to the Senior Secured Credit Facilities, the Original Notes and the New Notes which will be recorded as deferred financing costs and amortized over the life of the debt to be issued.

         (5) Represents the accrual of additional costs and expenses  associated
with  the  Acquisition  of  Shelby  Williams,   primarily  related  to  facility
rationalization and other integration costs.

         (6) Represents the repayment of revolving credit borrowings and other debt under the existing credit facilities.

         (7) Represents the issuance of the Original Notes and the long-term portion of the term loan under the Senior Secured Credit Facilities.

         (8) Represents the elimination of the historical stockholders' equity of Shelby Williams as required by purchase accounting.

         (9) Represents the inventory write-up at Shelby Williams relating to inventory costing. Shelby Williams' inventory is stated at last-in, first-out
(LIFO) cost. This adjustment costs inventory at first-in, first-out (FIFO), which approximates fair market value.


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      Last twelve months ended May 1, 1999

                                                     Historical       Historical          Pro forma      Pro forma
                                                       Falcon     Shelby Williams (1)    adjustments      combined
                                                     ----------   -------------------    -----------     ---------
                                                            (In thousands, except per share data and ratios)

Net sales.......................................      $  152,814      $  171,788        $   (1,048)(8)  $  323,554
Cost of sales...................................         106,297         131,762            (1,048)(8)     237,011
                                                      ----------      ----------        ----------      ----------
Gross margin....................................          46,517          40,026               --           86,543
Selling, general and administrative expenses....          35,031          23,248             2,102(2)       60,004
                                                                                              (377)(7)
                                                      ----------      ----------        ----------      ----------
Operating profit................................          11,486          16,778            (1,725)         26,539
Interest income (expense).......................          (1,208)            155           (15,572)(3)     (17,442)
                                                                                              (817)(4)
Minority interest in consolidated subsidiary....              45             --                --               45
                                                      ----------      ----------        ----------      ----------
Earnings before income taxes....................          10,323          16,933           (18,114)          9,142
Income tax expense..............................           3,758           6,211            (6,084)(5)       3,885
                                                      ----------      ----------        ----------      ----------
Earnings from continuing operations.............      $    6,565      $   10,722        $  (12,030)     $    5,257
                                                      ==========      ==========        ==========      ==========

Earnings Per Share Data:
Earnings per share--Basic........................      $    0.73                                        $     0.58
                                                       =========                                        ==========
Earnings per share--Diluted......................      $    0.72                                        $     0.58
                                                       =========                                        ==========
Weighted average shares outstanding--Basic.......          9,032                                             9,032
                                                       =========                                        ==========
Weighted average shares outstanding--Diluted.....          9,144                                             9,144
                                                       =========                                        ==========

Other Data:
EBITDA(6).......................................      $   19,008      $   19,343        $      377      $   38,728
Depreciation and amortization...................           4,001           2,565             2,102           8,668
Capital expenditures............................           4,166           2,991               --            7,157

Selected Ratios:
Ratio of EBITDA to interest expense.............                                                             2.2x
Ratio of senior debt to EBITDA..................                                                             1.8x
Ratio of total debt to EBITDA...................                                                             4.4x
Ratio of earnings to fixed charges(9)...........                                                             1.5x


The accompanying notes are an integral part of the unaudited pro forma combined financial statements.



              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       Twenty-six weeks ended May 1, 1999

                                                     Historical       Historical        Pro forma       Pro forma
                                                       Falcon     Shelby Williams(1)   adjustments       combined
                                                     ----------   ------------------   -----------      ---------
                                                          (In thousands, except per share data and ratios)

Net sales.......................................      $   71,064      $   86,447        $     (498)(8)  $  157,013
Cost of sales...................................          50,490          66,873              (498)(8)     116,865
                                                      ----------      ----------        ----------      ----------
Gross margin....................................          20,574          19,574               --           40,148
Selling, general and administrative expenses....          13,833          11,576             1,051(2)       26,271
                                                                                              (189)(7)
                                                      ----------      ----------        ----------      ----------
Operating profit................................           6,741           7,998              (862)         13,877
Interest income (expense).......................            (596)            101            (7,818)(3)      (8,721)
                                                                                              (408)(4)
Minority interest in consolidated subsidiary....              14             --                --               14
                                                      ----------      ----------        ----------      ----------
Earnings before income taxes....................           6,159           8,099            (9,088)          5,170
Income tax expense..............................           2,325           2,949            (3,054)(5)       2,220
                                                      ----------      ----------        ----------      ----------
Earnings from continuing operations.............      $    3,834      $    5,150        $   (6,034)     $    2,950
                                                      ==========      ==========        ==========      ==========
Earnings Per Share Data:
Earnings per share--Basic........................      $    0.43                                        $     0.33
                                                       =========                                        ==========
Earnings per share--Diluted......................      $    0.43                                        $     0.33
                                                       =========                                        ==========
Weighted average shares outstanding--Basic.......          8,951                                             8,951
                                                       =========                                        ==========
Weighted average shares outstanding--Diluted.....          9,000                                             9,000
                                                       =========                                        ==========

Other Data:
EBITDA(6).......................................      $    8,462      $    9,327        $     189       $   17,978
Depreciation and amortization...................           1,721           1,329            1,051            4,101
Capital expenditures............................           1,503           1,494               --            2,997

Selected Ratios:
Ratio of EBITDA to interest expense.............                                                             2.1x
Ratio of earnings to fixed charges(9)...........                                                             1.6x



The accompanying notes are an integral part of the unaudited pro forma combined financial statements.


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       Fiscal year ended October 31, 1998

                                                     Historical       Historical         Pro forma       Pro forma
                                                       Falcon     Shelby Williams(1)    adjustments       combined
                                                     ----------   ------------------    -----------      ---------
                                                          (In thousands, except per share data and ratios)
Net sales.......................................      $  143,426      $  164,513        $   (1,016)(8)  $  306,923
Cost of sales...................................         103,338         125,490            (1,016)(8)     227,812
                                                      ----------      ----------        ----------      ----------
Gross margin....................................          40,088          39,023               --           79,111
Selling, general and administrative expenses....          29,482          22,672             2,102(2)       53,879
                                                                                              (377)(7)
Operating profit................................          10,606          16,351            (1,725)         25,232
Interest income (expense).......................            (619)            195           (16,201)(3)     (17,442)
                                                                                              (817)(4)
Minority interest in consolidated subsidiary....              64             --                --               64
                                                      ----------      ----------        ----------      ----------
Earnings before income taxes....................          10,051          16,546           (18,743)          7,854
Income tax expense..............................           3,701           6,129            (6,324)(5)       3,506
                                                      ----------      ----------        ----------      ----------
Earnings from continuing operations.............      $    6,350      $   10,417        $  (12,419)     $    4,348
                                                      ==========      ==========        ==========      ==========
Earnings Per Share Data:
Earnings per share--Basic........................      $    0.69                                        $     0.48
                                                       =========                                        ==========
Earnings per share--Diluted......................      $    0.68                                        $     0.47
                                                       =========                                        ==========
Weighted average shares outstanding--Basic.......          9,156                                             9,156
                                                       =========                                        ==========
Weighted average shares outstanding--Diluted.....          9,282                                             9,282
                                                       =========                                        ==========

Other Data:
EBITDA(6).......................................      $   17,880      $   18,715        $     377       $   36,972
Depreciation and amortization...................           3,753           2,364            2,102            8,219
Capital expenditures............................           6,594           3,972               --           10,566

Selected Ratios:
Ratio of EBITDA to interest expense.............                                                             2.1x
Ratio of senior debt to EBITDA..................                                                             1.9x
Ratio of total debt to EBITDA...................                                                             4.6x
Ratio of earnings to fixed charges(9)...........                                                             1.4x



The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                 (In thousands)

         The unaudited pro forma combined statements of operations have been prepared as if the Transactions had occurred on November 2, 1997. The following adjustments were recorded:

         (1) Represents results of continuing operations.

         (2) Represents the amortization of goodwill associated with the Acquisition of Shelby Williams over forty years ($2,102 for the latest twelve months ended May 1, 1999, $1,051 for the twenty-six weeks ended May 1, 1999 and $2,102 for the fiscal year ended October 31, 1998).

         (3) Represents interest expense based on pro forma debt of $170,000, comprised of $100,000 of New Notes and $70,000 of senior debt at a blended interest rate of 9.8%. The effect of a 0.125% increase in interest rates would result in an increase in interest expense of $213 for the latest twelve months ended May 1, 1999, $106 for the twenty-six weeks ended May 1, 1999 and $213 for the fiscal year ended October 31, 1998.

         (4) Represents the amortization of debt issuance costs associated with the Transactions ($817 for the latest twelve months ended May 1, 1999, $408 for the twenty-six weeks ended May 1, 1999 and $817 for the fiscal year ended October 31, 1998) over a period of six years to the extent such deferred costs and fees relate to the Senior Secured Credit Facilities and over ten years to the extent such deferred costs and fees relate to the New Notes.

         (5) Represents the tax effect of the adjustments at an effective tax rate of approximately 38% (excluding goodwill amortization).

         (6) EBITDA for any period is calculated as the sum of net income plus the following to the extent deducted in calculating net income: (a) interest expense, (b) income tax expense, (c) depreciation expense,
             (d) amortization expense and (e) special one-time charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of such special one-time charges. We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measurement required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by an investor as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA for purposes of the financial information presented herein is calculated differently than for purposes of the covenants under the Indenture and the Senior Secured Credit Facilities. See "Prospectus Summary--The Transactions--The Acquisition," "Description of the Senior Secured Credit Facilities" and "Description of New Notes."

         (7) Represents the annualized costs savings associated with combining two public companies by eliminating duplicate costs (estimated to be approximately $377 for the latest twelve months ended May 1, 1999, $188 for the twenty-six weeks ended May 1, 1999 and $377 for the fiscal year ended October 31, 1998).

         (8) Represents the elimination of intercompany sales between Falcon and Shelby Williams and the related cost of sales.

         (9) For purposes of computing the ratio of earnings to fixed charges, earnings include net earnings plus fixed charges. Fixed charges consist of interest expense, a portion of rental expense (deemed by management to be representative of the interest factor of rental payments) and amortization of debt issuance costs.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 20, 1999


                                        FALCON PRODUCTS, INC.


                                        By:   /s/ Michael J. Dreller
                                             -----------------------------------
                                             Michael J. Dreller,
                                             Vice President - Finance
                                             and Chief Financial Officer

                                  EXHIBIT INDEX


  Exhibit
  Number         Document
  -------        --------

    23.1   Consent of Arthur Andersen LLP

    23.2   Consent of Ernst & Young LLP